Geron Corporation / PAREXEL

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 10.42

MASTER SERVICES AGREEMENT

This Master Services Agreement (this “Agreement”) is effective as of January 30, 2019 (the “Effective Date”), and is by and between Geron Corporation (“Client”), a Delaware corporation with a principal place of business at 149 Commonwealth Drive, Menlo Park, CA 94025, United States, and PAREXEL International (IRL) Limited (“PAREXEL”), a corporation organized under the laws of Ireland with a registered address at 70 Sir John Rogerson’s Quay, Dublin 2, Ireland.

BACKGROUND

PAREXEL is a contract research organization providing a full range of contract research organization services for companies such as Client. Client and PAREXEL wish to enter into this Agreement to provide the terms and conditions under which Client may engage PAREXEL or its Affiliates (as defined below) from time to time, upon execution of a Work Order (as defined below), to provide services for Client’s studies or projects.

NOW THEREFORE, the parties agree as follows:

1.	DEFINITIONS

1.1.“Affiliate” means in relation to either party to this Agreement, any company, partnership or other entity which directly or indirectly controls, is controlled by, or is under common control with such party, or is managed by an entity that is under common control with such party.  For purposes of this definition, “control” means the beneficial ownership of more than fifty percent (50%) of the issued voting shares or the legal power to direct or cause the direction of the general management of the company, partnership or other entity in question, and “controlled” shall be construed accordingly.

1.2.“Applicable Law” means any international, national, federal, state, provincial, commonwealth, or local government law, statute, rule, requirement, code, regulation, or ordinance that applies to either party or to a Project, the Services, or this Agreement, including, without limitation: the Health Insurance Portability and Accountability Act of 1996, and the regulations promulgated pursuant thereto (“HIPAA”), to the extent applicable; the Federal Food, Drug and Cosmetics Act (“FFDCA”) and its implementing regulations; the European Directive 2001/20/EC and the General Data Protection Regulation (EU) 2016/679  (the “GDPR”) as well as the current good clinical practices guidelines of the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use Topic E6: Guidelines on Good Clinical Practice (“ICH/GCP”), and applicable version(s) of the World Medical Association Declaration of Helsinki, and, where applicable, rules governing distribution practice, manufacturing practice and good laboratory practice, and rules governing the collection and processing of personal data and the collection and storage of human tissue samples and the performance of DNA testing.

1.3. “Investigational Product” means a pharmaceutical form of an active ingredient or placebo being tested or used as a reference in a Study.

1.4.“Investigator” means the person responsible for the conduct of a Study at a Site. If a Study is conducted by a team of individuals at a Site, the Investigator is the responsible leader of the team and may be called the “Principal Investigator”.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Geron Corporation / PAREXEL

1.5.“Protocol” means a document that describes the objective(s), design, methodology, statistical considerations, and organization of a clinical trial.

1.6.“Project” means a Study and/or such other project for Client with respect to which PAREXEL provides Services pursuant to a Work Order.

1.7.“Regulatory Authority” means any supra-national, national or local agency, authority, department, inspectorate, minister, ministry official, parliament or public or statutory person (whether autonomous or not) of any government of any country having jurisdiction over any of the activities contemplated by this Agreement, including without limitation, the European Medicines Agency and the United States Food and Drug Administration.

1.8.“Study” means an investigation in human subjects intended to discover or verify the clinical, pharmacological and/or pharmacodynamics effects of an investigational product(s), and/or to identify any adverse reactions to an investigational product(s), and/or to study absorption, distribution, metabolism, and excretion of an investigational product(s) with the object of ascertaining its safety and/or efficacy.  As used herein, a “Study” has the foregoing meaning and is conducted pursuant to a Protocol under a Work Order.

1.9.“Study Data” means all data generated through the direction, management or performance of a Study or any Study-related Services.

1.10. “Study Materials” means the Investigational Product and other supplied products and materials, including but not limited to an investigational or marketed or other pharmaceutical product (other than an Investigational Product) used as a reference in a Project.

1.11.“Subcontractor” means a particular provider of Services contracted directly by PAREXEL, subject to Client’s prior written consent, except as expressly permitted by this Agreement or the applicable Work Order(s), in connection with the Services.

2.	SERVICES

2.1.PAREXEL will provide to Client the services set forth in the work order(s) executed by both parties (“Work Order”), such Work Order(s) to be substantially in the form of Attachment A hereto (“Services”).  PAREXEL shall perform the Services in compliance with: (i) the Protocol, (ii) the terms and conditions of this Agreement, (iii) the terms and conditions of the applicable Work Order, (iv) PAREXEL’s standard operating procedures (“SOPs”), which shall have been reviewed by Client, and (v) all Applicable Laws. If any term in a Work Order conflicts with this Agreement, this Agreement will control except to the extent that the Work Order expressly states that such conflicting term prevails over this Agreement.  To the extent that any Services relate to scientific or clinical trial matters, the Protocol will control the performance of such Services, and will take precedence over all other Project documents for such Services.  Notwithstanding anything to the contrary in this Agreement, neither party nor its Affiliates shall have an obligation to order or provide Services in the absence of an executed Work Order.

2.2Client and PAREXEL agree that any change to the details of a Work Order, the assumptions upon which such Work Order is based or the scope of a Work Order may require changes to the description of Services, budget, estimated timelines, or payment schedule.  Client may, at Client’s discretion, reduce the scope of Services set forth in any Work Order by notifying PAREXEL in writing, and the parties will cooperate to modify the Work Order accordingly as set forth herein.  Any such required changes shall be reflected in either (i) an approved entry in a Change in Scope Log (“CIS Log”), in accordance with and in the form set forth in Attachment B, or (ii) a written amendment to the Work Order (a “Change Order”), in accordance with and in the form set forth in Attachment C.  The parties to the Work Order agree to process such changes as follows:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Geron Corporation / PAREXEL

(a)For each Work Order related to clinical research services only, PAREXEL shall generate and maintain a CIS Log showing all changes agreed by the parties to the scope of Services and any associated proposed changes to the budget.  After each new entry, PAREXEL shall forward the updated CIS Log to the appropriate representative(s) of Client and Client shall review the CIS Log and request any changes in writing within [*] of receipt of the CIS Log.  A Client representative duly authorized, as set forth in the applicable Work Order and subject to written update by Client as needed (the “GERON Representative”) to approve new entries in the CIS Log shall promptly (but not later than [*] after receipt) sign each applicable line item approved by Client.  Upon approval by Client, the amended scope of Services and any associated changes to the budget as reflected in signed CIS Log entries will be binding on both parties and shall be implemented.  Once the aggregate amount of the CIS Log reaches a threshold that will be specified in the applicable Work Order, or if regulatory reasons demand it, then a formal Change Order will be prepared, and signed by both parties.  A Change Order will be prepared irrespective of the threshold at the end of every [*] or as otherwise agreed upon in the respective Work Order, as well as the completion of Services.

(b)For all other Work Orders, the parties to the Work Order will negotiate and execute a Change Order reflecting agreed-upon changes and any related terms.

(c)PAREXEL shall not be required to perform any services or incur any expenses that are not specifically set forth in a Work Order unless and until a Change Order is executed by the parties to the Work Order or a CIS Log is approved by the Client as set forth above in this Section.

2.3If PAREXEL performs any changes in good faith upon the written request of the GERON Representative before the applicable entries in the CIS Log are approved or the applicable Change Order is executed, then Client will pay PAREXEL for the performance of such changes and any expenses related thereto when the parties have finalized the applicable mutually acceptable Change Order or approved the applicable entries in the CIS Log.  In addition, subject to acceptance by Client of the entries in the CIS Log or the terms and conditions of the applicable mutually acceptable Change Order, including, but not limited to, any corresponding changes in budget, if Client fails to approve a duly submitted CIS Log entry within [*] after PAREXEL has submitted such request, and/or if the parties fail to execute a formal Change Order within [*] after such formal Change Order has been submitted by PAREXEL to Client, then PAREXEL reserves the right, upon written notice to Client, to immediately terminate said activities.

2.4If PAREXEL provides any Services in good faith upon the written request of the GERON Representative either (a) prior to execution by both parties of a start-up Work Order for such Services at the start of PAREXEL’s engagement, or (b) following expiration of the start-up Work Order but prior to execution by both parties of a full Work Order for such engagement, then, in either such case, Client shall pay PAREXEL for the performance of such Services and any expenses related thereto in accordance with the terms of the applicable start-up Work Order or Work Order, and upon execution of the applicable start-up Work Order or Work Order, all terms and conditions of this Agreement shall apply to such Services to the same extent as if such Services had been performed while the applicable start-up Work Order (or full Work Order, as the case may be) was executed and in full force and effect. In addition, Client acknowledges that PAREXEL is under no obligation to provide Services under either scenario (a) or (b) set forth in the preceding sentence, and Client agrees that PAREXEL may immediately terminate said activities at any time prior to the execution by both parties of the applicable start-up Work Order or full Work Order (as the case may be).

2.5Each Work Order will identify certain key personnel reasonably acceptable to Client (collectively, “Key Personnel”).  Key Personnel may include a Project Manager (or comparable role, however titled), if applicable to the Project.  PAREXEL recognizes that Client’s entry into this Agreement is based in part on Client’s reliance upon the assignment of such Key Personnel to Client’s Projects.  Subject to Section 15.3, PAREXEL agrees that it will not remove or substitute any Key Personnel or materially reduce the time commitment of Key Personnel without Client’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.  Notwithstanding the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Geron Corporation / PAREXEL

foregoing, Client recognizes that Key Personnel may leave the employ of PAREXEL for reasons beyond PAREXEL’s control or may be promoted to different roles within PAREXEL. Whenever practicable, PAREXEL shall give Client at least [*] notice prior to the departure of any Key Personnel from Client’s Projects, and shall propose replacement personnel. Client shall have the right to approve or reject any replacement Key Personnel at its reasonable discretion, such approval not to be unreasonably withheld, conditioned or delayed; provided, however, that PAREXEL shall not be liable for any delays caused by Client’s rejection of any Key Personnel.  In addition, Client may request replacement of Key Personnel by written notice to PAREXEL if Client reasonably believes that Key Personnel are not performing Services to the reasonable satisfaction of Client. PAREXEL shall submit the names and qualifications of proposed replacement Key Personnel to Client, Client will [*].  If PAREXEL and Client [*], the parties may [*].

2.5.1The parties will establish an Executive Committee that comprises at least one executive or corporate officer of each Party, as well as certain PAREXEL Key Personnel and GERON Representatives (defined in 2.2 above).  The Executive Committee will provide a functional mechanism for Client’s oversight of PAREXEL’s Services in accordance with the Agreement, the applicable Work Orders, and Applicable Law, including without limitation, as applicable, the requirements of ICH E6(R2) Sections 5.2.1 and 5.2.2 as well as 21 CFR 312.52(a) and (b).  The Executive Committee will function at a strategic relationship level, across Projects and Studies for ongoing, overall assessment of PAREXEL’s performance of Services to ensure compliance with regulatory requirements and obligations under this Agreement and Work Orders, as well as identification and resolution of project level and/or cross-project systemic issues.  The composition of the Executive Committee and the scope and description of its activities will be determined by Client and confirmed by mutual agreement of the parties and may be documented in an ancillary document or plan.  The actions of the Executive Committee will be subject at all times to the oversight and final approval of Client.

2.6Obligations transferred to PAREXEL under a Work Order in accordance with 21 C.F.R. 312.52 will be set forth in a “Transfer of Obligations under 21, C.F.R. 312.52 and Applicable Foreign Equivalents” (“TORO”). PAREXEL will assume responsibility for transferred obligations set forth in the TORO and agrees to diligently carry out such transferred obligations in accordance with this Agreement and the applicable Work Order.  In addition, and without limiting the foregoing, if called for by the Project and set forth in the Work Order, and further subject to PAREXEL’s SOPs and standard tools and templates, PAREXEL will ensure that all relevant requirements are met with respect to: (a) obtaining informed consent from Study subjects in accordance with 21 C.F.R. Part 50, as amended; (b) obtaining signed authorizations (including Data Privacy Notices) for the collection, processing and transfer of the Personal Data of Data Subjects (each as defined in Section 8.5 below); (c) obtaining both initial and continuing ethics committee and investigational review board review and approval in accordance with 21 C.F.R. Part 56, as amended; (d) obtaining from each Study Investigator and providing to Client a fully completed and signed Form FDA 1572 and any other information required by 21 C.F.R. §312.53(c), as amended; and (e) requiring that each Study Investigator abides by the Study-related commitments and obligations he or she undertook by signing Form FDA 1572.

2.7PAREXEL may use its Affiliates to perform any of its obligations under this Agreement or any Work Order.  In addition, any Affiliate of either party may execute a Work Order pursuant to this Agreement.  Wherever an Affiliate of either party enters into a Work Order, for the purposes of such Work Order, all references in this Agreement to Client or PAREXEL, as the case may be, shall be read as if they were a reference to that Affiliate only, and only that Affiliate shall be deemed the party to this Agreement for the purpose of the Services provided under such Work Order  and shall be bound as a party by all terms and conditions of this Agreement with respect to such Services. [*], PAREXEL shall [*].

2.8PAREXEL acknowledges that Client may, without the consent of PAREXEL, designate or retain one or more other third-party contract research organizations (“CROs”) or other designees to assist Client with any Project.  In that case, PAREXEL agrees to reasonably cooperate with any such CROs or other Client designees provided that (a) such CRO executes a confidentiality agreement containing terms acceptable to PAREXEL and customary in the industry, (b) Client manages

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Geron Corporation / PAREXEL

such CRO and, unless otherwise agreed in the applicable Work Order, PAREXEL’s SOPs apply to all of PAREXEL’s obligations under such Work Order, (c) such CRO will not have access to PAREXEL’s SOPs and/or systems, and (d) PAREXEL will not have any obligation to contract with, or provide any management or supervision of, such CRO.

2.9If, as part of the Services, PAREXEL provides online access to any software tools (the “Software”), then the following terms and conditions shall apply: Client shall not copy, modify, transcribe, translate, sell, lease, rent, share, offer a subscription service or service bureau, or assign, or in any way transfer the Software or access to the Software, or any interest thereto, or use the Software for any purpose other than for Client’s business purposes relating to the Project.  Client shall not reverse engineer, disassemble or decompile the Software, except to obtain information necessary to provide programs interoperable with the Software, and provided that Client first requests from PAREXEL such information and PAREXEL is unable or unwilling to provide the information within a reasonable period of time.  Client acknowledges that the Software is PAREXEL Intellectual Property (as defined in Section 9.4).  PAREXEL shall ensure that any Software owned by PAREXEL that collects, processes or transfers of the Personal Data of Data Subjects is compliant with all Applicable Laws.

2.10PAREXEL will perform its Services in accordance with PAREXEL’s SOPs, report and file templates, and systems, unless specifically stated otherwise in the applicable Work Order.  Notwithstanding the foregoing, Client may request to use Client’s SOPs, or to deviate from PAREXEL’s SOPs, but Client acknowledges that the use of Client’s SOPs, or deviations from PAREXEL’s SOPs may result in a modification of the budget if the requested deviation would result in rework or changes to the resource assumptions contained within the Study budget.

3.	StUDY mATERIALS

3.1Unless otherwise set forth in the applicable Work Order, Client shall provide PAREXEL with a sufficient quantity of Study Materials which the Protocol specifies Client shall deliver or which Client deems necessary to conduct the Study.  All such Study Materials are and shall remain the sole property of Client, and PAREXEL will use Study Materials only in connection with the applicable Protocol and for no other purpose unless otherwise approved in writing by Client. PAREXEL will ensure that Study Materials in its possession and control are at all times handled, stored, and administered in full compliance with Applicable Laws. Upon completion or termination of any Project, any unused or expired Study Materials shall, at Client’s direction and expense, be promptly returned to Client or its designee, or be disposed of in compliance with Applicable Laws with written certification of same to Client.

3.2In no event shall PAREXEL or its Affiliates have any liability to Client for loss, destruction or damage to Study Materials provided by Client caused by any third party, except to the extent that any such third party is a [*] PAREXEL or its Affiliates.  PAREXEL’s or its Affiliates liability to Client for damage, destruction or loss to Study Materials provided by Client that is caused by PAREXEL’s or its Affiliates’ [*] negligence or willful misconduct shall be [*].  Unless otherwise agreed in the applicable Work Order, [*] shall be [*].

3.3Client shall provide to PAREXEL, in advance of the execution of a Work Order, all information reasonably available to Client regarding known or reasonably foreseeable hazards (in particular safety and toxicology data) associated with any of the Study Materials, and thereafter any information reasonably available to Client that PAREXEL may reasonably request as needed for the performance of Services.

3.4In those cases where Services include clinical trial supplies and logistics services (“CTSL Services”), the additional terms and conditions related to Study Materials, set forth on Attachment D to this Agreement, shall also apply.  In the event of any conflict between Attachment D and Section 3.1, above, with respect to Study Materials, Attachment D shall control whenever the Services to be performed include CTSL Services. Where applicable, information related to the scope

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Geron Corporation / PAREXEL

of the CTSL Services shall be set forth on an exhibit, incorporating the details (as applicable) of Exhibit D of the template Work Order, and the applicable budget for such CTSL Services shall also be set forth in an exhibit, incorporating the details (as applicable) of Exhibit F, Table 2, of the template Work Order.

4.	related agreements

4.1Client acknowledges and agrees that this Agreement does not cover certain specialized services (“Specialized Services”) which PAREXEL may provide in particular countries where a Project is conducted, such as, but not limited to, serving as legal representative, local sponsor, agent, qualified person, or senior scientific officer, and agrees that any such Specialized Services shall require and be subject to the parties’ execution of a separate services agreement with respect to such Specialized Services (each, a “Specialized Services Agreement”).  The parties will use commercially reasonable efforts to execute those Specialized Services Agreements determined by the parties to be necessary or desirable to enable the performance of Client’s Projects promptly following the determination that such Specialized Services Agreement is necessary and/or following completion of any additional steps required by  PAREXEL policies and procedures.  PAREXEL may, in its sole discretion, elect not to perform such Specialized Services.  Client acknowledges and agrees that if PAREXEL does perform such Specialized Services, such Specialized Services will be at the cost and expense of Client, which costs shall be set forth in the Work Order or the Specialized Services Agreement.

4.2Client and PAREXEL shall use commercially reasonable efforts to enter into a mutually acceptable quality agreement (“Quality Agreement”), which shall be incorporated by reference herein, promptly following execution hereof.  The Quality Agreement shall set forth all mutually agreed quality assurance and quality control terms and conditions between the parties, including, without limitation, the quality oversight and standards for manufacturing, storing, testing, releasing, shipping and receipt of Investigational Product and any other applicable Study Materials, so as to allow Client or its designees to transfer, and PAREXEL to receive, such Investigational Product and any other applicable Study Materials.  In the event of any conflicts between this Agreement and the Quality Agreement, this Agreement shall govern unless the intent to supersede this Agreement is expressly stated in the Quality Agreement.

4.3Client and PAREXEL  agree that in those cases in which a Clinical Pharmacology Unit of PAREXEL conducts a Project or provides Services, the parties shall negotiate additional terms tailored to such Project or Services, and shall agree upon such terms in an addendum hereto or in the applicable Work Order.

5	THIRD-PARTY AGREEMENTS

5.1PAREXEL may use Subcontractors (defined in Section 1.11) and Specialty Vendors, as each is defined below, for Services in support of a Study, subject to Client’s prior written approval, which shall not be unreasonably withheld. Subcontractors and Specialty Vendors set forth in a Work Order shall be deemed approved upon execution of the Work Order. PAREXEL will [*].  [*], PAREXEL shall be responsible and liable for its own negligence, omissions and/or intentional misconduct, and that of its Affiliates.  Subject to the terms of such agreements, PAREXEL will ensure that Client may audit the records of the Services and inspect the facilities (if applicable) of its Subcontractors and any Client-Designated Vendors and Specialty Vendors performing Services in support of the Project where such Services are performed.

5.2PAREXEL [*] shall ensure that any Subcontractors adhere to the terms and conditions of this Agreement.  PAREXEL will maintain written agreements with such Subcontractors containing terms substantially similar to those in this Agreement, including with respect to compliance with Applicable Law, obligations of confidentiality and non-use of Client Confidential Information, ownership of Client Intellectual Property and indemnification obligations. If Client reasonably objects to any Subcontractor contracted directly by PAREXEL for the performance of a Project, PAREXEL will make reasonable efforts to promptly replace the Subcontractor with a Subcontractor reasonably acceptable to Client. Client shall have no liability for payments to Subcontractors, which shall be the sole responsibility of PAREXEL.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Geron Corporation / PAREXEL

5.3If Client requires in writing that PAREXEL use a particular provider of materials or services in connection with the Services and such provider is [*] or [*] (a “Client-Designated Vendor”), then PAREXEL will contract with such Client-Designated Vendor, unless PAREXEL [*], in which case Client may contract directly with such Client-Designated Vendor.  Unless otherwise set forth in the applicable Work Order, if PAREXEL contracts directly with such Client-Designated Vendor, then payments to such Client-Designated Vendor shall be treated as a Pass-Through Expense, and PAREXEL shall [*].

5.4  [*] (a “Specialty Vendor”), [*].  The parties agree that third party vendors providing services that are administrative in nature and not unique to the Project (such as courier or translation services) shall not need to be identified in the Work Order.  The parties further agree that a Site will not be deemed a Specialty Vendor. Any Specialty Vendor shall [*]. Any Specialty Vendor [*]. PAREXEL will maintain written agreements with its Specialty Vendors containing terms substantially similar to those in this Agreement with respect to compliance with Applicable Law, obligations of confidentiality and non-use of Client Confidential Information, ownership of Client Intellectual Property and indemnification obligations. If Client reasonably objects to any proposed Specialty Vendor, Client will promptly (prior to use) notify PAREXEL and PAREXEL will make reasonable efforts to promptly propose a qualified replacement Specialty Vendor, and will inform Client if it believes that identifying and qualifying a replacement Specialty Vendor would impact Work Order timelines and requirements. In no event shall PAREXEL be responsible for any delays caused by Client’s rejection of a Specialty Vendor, or, per Section 5.4.1 below, rejection of any medical reviewers employed by a Specialty Vendor.

5.4.1  [*], as well as confirmation that such Specialty Vendors are not debarred and if agreed upon in the applicable work order, [*] for the prior [*] (or such lesser period as may be available to PAREXEL), including a complete list of inspection findings, if any, for Client’s review and approval prior to the start of such medical imaging services.  Client may provide its approval via email.

5.5If, pursuant to the applicable Work Order, Client expressly delegates to PAREXEL the negotiation and execution of clinical trial related agreements (including budgets) (“Clinical Trial Agreements”) with Investigators, hospitals and/or research institutions (collectively, “Sites”) as part of the Services, then Client hereby authorizes PAREXEL and PAREXEL Affiliates, if applicable, to execute such Clinical Trial Agreements in PAREXEL’s own name or jointly with Client, as mutually agreed with Client and subject to regulation or local custom; provided, however, that Client shall cooperate with PAREXEL in the event Client is required to execute a Clinical Trial Agreement or any documents related thereto.  Client shall have the right to approve all Clinical Trial Agreement templates for use and all finalized Clinical Trial Agreements prior to execution.  Unless the form of Clinical Trial Agreement is mandated by regulation, PAREXEL shall use the form of Clinical Trial Agreement mutually agreed upon by Client and PAREXEL, and shall obtain Client’s approval of any material modifications of such Clinical Trial Agreements. Upon award of a Project, Client shall provide PAREXEL with written instructions regarding negotiation parameters for the Clinical Trial Agreements.  If requested by PAREXEL and to the extent required by Applicable Law or requested by the Sites, Client agrees to provide letters of indemnification to Sites provided that the terms and conditions of such letters of indemnification are acceptable to Client. In the event the terms of such letters of indemnification are not acceptable to Client, Client acknowledges that PAREXEL may not be able to contract with such Site.

5.6Provided that PAREXEL has received adequate funds in advance from Client, PAREXEL will administer and disburse payments to the Sites as described in the applicable Work Order.  Client will provide adequate funds to PAREXEL in advance for such payments in accordance with a schedule and budget to be mutually agreed upon in advance between Client and PAREXEL.  Client will not be required to provide funds exceeding the agreed budget for payments to Sites [*].  The budget for payments to Sites will be modified in accordance with Section 2.2 if it appears that payments to Sites will exceed the agreed budget. PAREXEL will not be required to disburse payments to any

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Geron Corporation / PAREXEL

Sites if Client has not made sufficient advance funds available to PAREXEL to cover such disbursements.  In the event the funds advanced by Client pursuant to this Section are insufficient to cover such payments, Client will promptly pay to PAREXEL the additional amounts required consistent with the budget for such payments, in accordance with a schedule agreed upon by the parties, and if Client does not provide such agreed funds in time to enable PAREXEL to make timely payments, Client agrees to be liable for and to reimburse PAREXEL for any interest and other charges, costs, fees and expenses incurred by PAREXEL because of such late payment.  In no event will a Site be construed to be PAREXEL’s employee, Subcontractor, agent, consultant, or representative, or be deemed to be a vendor.  Provided that Client has supplied funds on a timely basis and  as agreed between PAREXEL and Client for payments to Sites, Client will have no liability to PAREXEL or any third party for PAREXEL’s late payment of, or failure to pay, Sites.

6	PAYMENTS

6.1Client will pay to PAREXEL the Service fees specified in the applicable Work Order, up to the amount of the budget set forth therein, as such budget for Service fees may be modified by any applicable Change Order.  PAREXEL shall deliver all deliverables under a Work Order [*].  For the avoidance of doubt, PARAXEL shall deliver to Client all deliverables [*].  In addition to the payment of Service fees, Client will reimburse PAREXEL for all reasonable out-of-pocket expenses, including without limitation, printing, shipping, wire transfer fees, telephone, travel and lodging, incurred by PAREXEL or its Affiliates in providing the Services, and any other payments made by PAREXEL or its Affiliates to third parties in connection with the Services (“Pass-Through Expenses”), provided that PAREXEL shall supply appropriate supporting documentation consistent with PAREXEL’s standard documentation with respect to any Pass-Through Expenses as to which PAREXEL requests reimbursement.  Client will not be required to provide funds exceeding the agreed budget for Pass-Through Expenses [*], provided, however, that in the event [*], PAREXEL shall [*].  The budget for Pass-Through Expenses will be modified in accordance with Section 2.2 if it appears that payments to Sites will exceed the agreed budget. In addition, PAREXEL shall keep Client reasonably informed of estimated prospective Pass-Through Expenses on a regular basis to be set forth in the applicable Work Order.

6.2All invoiced amounts for Services performed in accordance with the terms and conditions of this Agreement and any Work Order and any related Pass-Through Expenses (including Investigator fees) are due net [*] from the date of receipt by Client of PAREXEL’s electronic invoice, together with appropriate supporting documentation (as set forth in Section 6.1 above).  If Client identifies items in an invoice which are disputed, Client will notify PAREXEL in writing, noting its objection to the disputed item(s) with specificity, within [*] of the date of the invoice.  All items that are not disputed by Client in writing within such period shall be deemed to have been approved by Client.  All disputes of which Client notifies PAREXEL in accordance with this Section shall be addressed as set forth in Section 20 below.  Client will pay any undisputed portions of any invoice per the agreed upon payment terms.  Client will pay interest on any unpaid invoice (including any undisputed portion of a disputed invoice) at the rate of [*] until such invoice(s) is paid in full.  Payments will be made to PAREXEL in accordance with the instructions set forth in the applicable Work Order or such other written instructions as may be provided by PAREXEL from time to time.

6.3Each party will be responsible for any taxes based on its own net income/profits. All other taxes and duties incurred by PAREXEL or its Affiliates with respect to a Project, including those pertaining to PAREXEL’s Service fees, Pass-Through Expenses or incurred on the movement of Client’s Study Materials (“Taxes”), will be the responsibility of Client and such Taxes are not included in any such fees or expenses.    PAREXEL shall be entitled to invoice Client in respect of such Taxes without mark-up and Client shall reimburse PAREXEL for such Taxes in accordance with Section 6.2.  PAREXEL will reasonably cooperate with requests by Client to provide information or documents within PAREXEL’s control, at Client’s expense, to enable to Client to recover Taxes related to the Services provided under a Work Order to the extent permitted by law.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Geron Corporation / PAREXEL

6.4All payments due hereunder in accordance with the payment schedule of the applicable Work Order shall be made by Client in the currency that is used in the applicable Work Order (the “Work Order Currency”).  The parties to the Work Order acknowledge and agree that all amounts set forth in the Work Order shall be in Work Order Currency.  In determining the amount payable by Client under a Work Order for Pass-Through Expenses incurred by PAREXEL in a currency other than the Work Order Currency, PAREXEL will use a rate of exchange based on the www.oanda.com exchange rate on the date such Pass-Through Expenses are incurred by PAREXEL.

6.5In addition to the requirement that Client advance adequate funds for payments to Sites as set forth in Section 5.6, to the extent that PAREXEL has agreed to act as payment agent for Client with respect to any other third parties, or to the extent that PAREXEL has agreed to advance any payments to third parties in respect of Pass-Through Expenses, Client will provide adequate funds to PAREXEL in advance for such payments in accordance with a schedule and budget to be mutually agreed upon in advance between Client and PAREXEL, and PAREXEL shall only be obligated to make such payments to third parties to the extent that Client has provided adequate funds to PAREXEL for such payments in advance.  In the event the funds advanced by Client are insufficient to cover such payments, Client will promptly pay to PAREXEL the additional amounts required consistent with the budget (excluding all Taxes) for such payments, and if Client does not provide funds in time to enable PAREXEL to make timely payments, Client agrees to be liable for and to reimburse PAREXEL for any interest and other charges, costs, fees and expenses incurred by PAREXEL because of such late payment.

7	TERM AND TERMINATION

7.1This Agreement will commence on the Effective Date and will expire on the fifth (5th) anniversary of the Effective Date unless earlier terminated in accordance with this Agreement, or unless extended in accordance with the following sentence.  Any Work Order, the duration of which extends beyond the expiration or termination of this Agreement, will continue to be performed for the term of such Work Order, and will continue to be governed by the terms of this Agreement, which terms shall remain in effect beyond the expiration or termination of this Agreement solely with respect to such Work Order.

7.2Either party to this Agreement and/or any individual Work Order(s) may immediately terminate this Agreement and/or such individual Work Order(s), and/or PAREXEL may suspend performance of Services, for a material breach of this Agreement or the applicable Work Order(s) by the other party (the “Breaching Party”), if the Breaching Party fails to cure such material breach within [*] (or [*] for payment breaches) after receipt of written notice specifying in reasonable detail the nature of such material breach.

7.3Either party to this Agreement and/or any individual Work Order(s) may terminate this Agreement and/or such individual Work Order upon [*] written notice to the other party upon the happening of any of the following events: (a) PAREXEL may terminate any individual Work Order(s) if PAREXEL reasonably believes, based on documented serious adverse events in a Study, that continuation of the Services under the applicable Work Order(s) would pose a serious safety risk to the health and/or wellbeing of a Project participant in violation of Applicable Law, (b) if any certificate, authorization, approval or exemption from a Regulatory Authority required for the conduct of the Services is revoked, suspended, or expires without renewal, (c) if such party is of the reasonable opinion that the continuation of the Services would be in violation of Applicable Law, or (d) upon the other party’s becoming insolvent and/or unable to pay all material debts when due, including without limitation if the other party files a petition in bankruptcy, or enters into an agreement with its creditors, or applies for or consents to the appointment of a receiver or trustee, or makes an assignment for the benefit of creditors, or suffers or permits the entry of any order adjudicating it to be bankrupt or insolvent.

7.4Client may terminate this Agreement and/or any individual Work Order(s) without cause upon [*] prior written notice to PAREXEL.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Geron Corporation / PAREXEL

7.5Upon receipt of notice of termination of this Agreement and/or any Work Order(s) by a party to this Agreement or such Work Order: (a) in compliance with Applicable Laws and with due care for the safety of Study subjects, the parties will cooperate to establish a reasonable and mutually acceptable wind-down plan for Services, and PAREXEL will, as soon as reasonably practicable, discontinue providing the applicable Services, except to the extent reasonably required to safely close out a Project (“Closeout Services”), and (b) PAREXEL will terminate existing third party obligations to the extent practicable and cancelable.  Upon expiration and/or termination of this Agreement and/or any Work Order, Client will pay PAREXEL for, or PAREXEL will apply any remaining advance payments to, all mutually agreed and undisputed (1) Services, (2) non-cancelable costs and (3) all Pass-Through Expenses actually incurred by PAREXEL up to and including the completion of Closeout Services, provided that in no event will Client be obligated to pay Pass-Through Expenses exceeding those set forth in a budget established in accordance with the applicable Work Order.  Thereafter, any final payment still owed to PAREXEL, or any refund due Client (including with respect to any unused advance, Site fees, Pass-Through Expenses or other third party costs advanced by Client), pursuant to this Section, will be made by Client or PAREXEL, as applicable, within [*] of the final reconciliation invoice(s) from PAREXEL.

7.6Termination of this Agreement or of a Work Order for any reason shall not affect the rights of the parties that have accrued on or before termination.  Termination of one or more Work Order(s) shall not affect any other Work Order or this Agreement.

8	CONFIDENTIALITY AND PRIVACY COMPLIANCE

8.1 “Confidential Information” means information that relates to the business, operations, products, or plans of a party that either is marked as “Confidential,” “Proprietary” or the substantial equivalent at the time of disclosure or that a reasonable person would believe to be confidential and/or proprietary based on the circumstances of its disclosure.  The terms of this Agreement and any Work Order, including without limitation, pricing, constitute the Confidential Information of both parties and may not be disclosed by either party except in accordance with this Article 8 or the other party’s prior written consent.  PAREXEL Intellectual Property (as defined in Section 9.4) shall be the Confidential Information of PAREXEL.  Confidential Information will not include information that (a) is or becomes part of the public domain through no fault of the recipient; (b) was in the recipient’s rightful possession prior to disclosure by discloser; (c) is rightfully disclosed to the recipient by a third party with the right to disclose the information; or (d) is independently developed by the recipient without use of the discloser’s Confidential Information.

8.2In the event the receiving party (a) is required by Applicable Law to disclose the disclosing party’s Confidential Information, including, without limitation, in accordance with (i) securities laws or regulations and the applicable rules of any public stock exchange or (ii) to defend or prosecute litigation or (b) receives a subpoena, other validly issued administrative or judicial order, or a request pursuant to regulatory audit, requesting Confidential Information of the disclosing party, then in any such case the receiving party may, to the limited extent necessary to comply with the requirements of subsection (a) and/or (b), disclose the other party’s Confidential Information.  In such event, to the extent practicable and permitted by Applicable Law or the requesting government agency, the receiving party shall promptly and prior to any such disclosure, notify the disclosing party in writing of such request and provide reasonable assistance to the disclosing party, at the disclosing party’s expense, if the disclosing party wishes to seek a protective order or similar relief. In the event such protective order is not granted, the receiving party may disclose only that information which is legally required to be disclosed as evidenced by the written opinion of its outside legal counsel. PAREXEL acknowledges and agrees that Client may be required to publicly disclose certain terms of this Agreement or a Work Order by Applicable Law, or by regulation or rule of any stock exchange, such as in Forms 8-K, 10-Q and 10-K (each such disclosure a “Public Disclosure”), and nothing herein shall preclude Client from doing so to the extent required by Applicable Law; provided that Client will seek confidential treatment from the SEC regarding such Public Disclosures to the extent practicable and permitted by Applicable Law, and will provide advance notice to PAREXEL of such anticipated Public

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Geron Corporation / PAREXEL

Disclosure, to the extent permitted by Applicable Law.  To the extent practicable, Client will reasonably take into consideration PAREXEL’s input with respect to any confidential treatment request made by Client to the Securities and Exchange Commission (the “SEC”) requesting that certain information contained in this Agreement or any Work Order(s) be afforded “confidential treatment” and thus redacted from Client’s Public Disclosure, to the extent permitted by Applicable Law.

8.3 Any disclosure of Confidential Information by PAREXEL to institutional review boards, ethics committees and any Regulatory Authority shall be made (i) in accordance with the scope of Services expressly permitted under a Work Order, (ii) as required by Applicable Law and in accordance with the process outlined in Section 8.2 above, or (iii) as permitted by this Section 8.3. If PAREXEL reasonably believes [*] the parties will in good faith discuss the [*]. Client will [*] for discussion [*].  Other than [*], no disclosure [*] prior written consent.

8.4Client and PAREXEL may use the other party’s Confidential Information only in connection with its rights and obligations under this Agreement.  Except as expressly permitted herein, each party will maintain in confidence and will not disclose the other party’s Confidential Information, using the same degree of care, but no less than reasonable care, as it uses to protect its own confidential information of a similar nature.  The receiving party may disclose the disclosing party’s Confidential Information only to the receiving party’s Affiliates and its and their respective employees, Board members, vendors, prospective vendors, Sites, independent contractors, outside consultants (including its legal counsel, its insurance carriers and agents, investment bankers, and its financial and accounting advisers) and actual and potential investors, lenders, acquirors, development and/or commercialization partners and collaborators who (a) have a need to know such Confidential Information, (b) are made aware of the Confidential Information’s confidential and/or proprietary nature and (c) are under an obligation to protect confidential and/or proprietary information no less restrictive than the obligations set forth herein.  PAREXEL’s SOP’s constitute PAREXEL’s Confidential Information. If requested by Client, PAREXEL will provide Client [*] of SOP’s used in the performance of the Services and online or electronic access to any such SOP’s requested by Client for review in accordance with PAREXEL’s policies and procedures.

8.5PAREXEL and Client will comply with all Applicable Laws relating to collection, processing, transfer and protection of any information relating to an identified or identifiable natural person (“Personal Data”) such as, but not limited to, Personal Data of its own employees, employees of the other party, Study subjects, Site Investigators and research site staff, as such Applicable Laws relate to the protection of the Personal Data of inhabitants of the European Economic Area (EEA).  With respect to Personal Data that is received, collected or Processed in connection with a Project, Client and/or its Affiliates, PAREXEL agrees to comply, pursuant to its SOPs, with the Data Privacy Addendum set forth on Attachment E.

8.6The terms and conditions of this Agreement shall apply to any Confidential Information made available to either party (or its Affiliates) by the other party (or its Affiliates) during the term of this Agreement and for a period of [*] thereafter, or such longer period as may otherwise be required by Applicable Law, including Confidential Information exchanged by the parties or their Affiliates before, during or after a bid defense or a request for a proposal.

9	OWNERSHIP

9.1PAREXEL understands and agrees that all right, title and interest in and to (i) all intellectual property (including without limitation, patents, copyrights, trademarks, trade secrets, know-how, software, inventions, designs, utilities, tools, models, methodologies, programs, systems, and specifications) and all tangible property rights that are owned, developed, or licensed by, and/or on behalf of, Client and/or its Affiliates prior to, or independent of, this Agreement or any Work Order, or that are the subject of the Study, including but not limited to all rights in the Investigational Product and/or its applications (alone or in combination with other pharmaceutical ingredients, products, or devices), Study Materials, or the Study (collectively “Pre-Existing Intellectual Property”), as well as (ii) any improvements, modifications or enhancement thereto, derived as a direct or indirect result of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Geron Corporation / PAREXEL

the performance of the Services, whether generated by Client, PAREXEL, its Affiliates or Subcontractors, non-administrative Specialty Vendors, or Client-Designated Vendors, or its or their respective agents or employees, either solely or jointly with others, but excluding any PAREXEL Intellectual Property (such improvements referred to herein as “CLIENT Improvements”), are the sole property of Client.   Collectively, Pre-Existing Intellectual Property and CLIENT Improvements are referred to herein as “CLIENT Intellectual Property”.   PAREXEL hereby assigns, and shall require that its Affiliates and Subcontractors assign, to Client all right, title, and interest it or they may have or obtain in any such Client Intellectual Property, and acknowledges that Client Intellectual Property shall be considered Client’s Confidential Information.  PAREXEL and its employees, agents, Subcontractors, Affiliates and its and their related personnel, shall upon Client’s request and at Client’s reasonable expense, execute such documents and take such other actions as Client deems reasonably necessary for Client to perfect such ownership and to apply for, secure, and maintain patent or other proprietary protection of CLIENT Intellectual Property.  PAREXEL shall ensure that each of its employees, agents, personnel, and any Affiliates and Subcontractors performing any part of the Services shall have a contractual obligation to assign to Client all CLIENT Improvements so that PAREXEL can comply with its obligations hereunder, and PAREXEL shall promptly obtain such assignments.

9.2PAREXEL understands and agrees that all materials, data, information, reports, records, documentation and/or results (including, without limitation, Study Data, deliverables under the applicable Work Order (“Deliverables”), project management documentation, documents submitted to and received from regulatory authorities, case report forms, project data bases, site regulatory documentation related to a Study, etc.) generated, prepared or obtained by PAREXEL as a result of conducting a Project under this Agreement (collectively, the “Service Records”) shall be the sole and exclusive property of Client; provided, however, Deliverables and Service Records will not include any PAREXEL Intellectual Property (as defined below). PAREXEL shall provide any or all Deliverables and Service Records (including originals thereof) to Client upon Client’s written request, unless the applicable Work Order provides for an alternate disposition thereof. Client shall have the right to use Deliverables and Service Records for any lawful purpose without additional compensation to PAREXEL beyond the agreed budget amount set forth in the applicable Work Order for Services actually performed by PAREXEL.

9.3PAREXEL will retain all Client Intellectual Property, Deliverables and Service Records in confidence and in accordance with all Applicable Laws.  In particular, and without limitation, PAREXEL will ensure that all electronic records, as defined in 21 C.F.R. §11.3(a)(6), as amended, are maintained consistent with the requirements of 21 C.F.R. Part 11, as amended.

9.4Notwithstanding anything to the contrary contained in this Agreement or any Work Order, PAREXEL retains exclusive ownership of all rights, title and interest in and to all intellectual property (including without limitation, patents, copyrights, trademarks, trade secrets, know-how, software, inventions, designs, utilities, tools, models, methodologies, programs, systems, and specifications) that is owned, developed, or licensed by, and/or on behalf of, PAREXEL or its Affiliates prior to, or independent of, PAREXEL’s performance under this Agreement or any Work Order, even if utilized to provide the Services (the “PAREXEL Pre-Existing Intellectual Property”), as well as all improvements, modifications or enhancements to such PAREXEL Pre-Existing Intellectual Property developed in the course of performing the Services (each a “PAREXEL Improvement”), provided that in no event shall any such PAREXEL Pre-Existing Intellectual Property or PAREXEL Improvement [*]. Client hereby assigns to PAREXEL all right, title, and interest it may have or obtain in any such PAREXEL Improvements, including, without limitation, any and all intellectual property rights arising therefrom or related thereto.  The PAREXEL Pre-Existing Intellectual Property, together with any PAREXEL Improvements, shall collectively be referred to as “PAREXEL Intellectual Property.”

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Geron Corporation / PAREXEL

9.5Prior to completion of Services under any Work Order, [*] the retention and storage of Project documents (including Deliverables, prior to their provision to Client, and Service Records) according to Applicable Law.  Unless the parties agree on the terms and conditions under which PAREXEL may provide ongoing storage services to Client, PAREXEL will return to Client for archiving all documents relating to the Services performed (according to the Applicable Law of the participating countries) upon completion of the Services under any Work Order (or at any earlier point in time when requested to do so by Client in writing) at Client’s reasonable expense, and thereafter Client will be responsible for the archiving of such documents.  PAREXEL may retain one copy of the Project documents, including Confidential Information, if any, to satisfy regulatory and audit requirements [*]. In addition to the foregoing, to the extent permitted by Applicable Laws (including GDPR), PAREXEL may store and process information relating [*]  in the United States or other countries where PAREXEL conducts business for as long as necessary to comply with PAREXEL’s legal obligations or business needs.  Any such storage or processing shall be conditioned upon the express, prior written consent [*].  Client shall have no responsibility or liability to PAREXEL, its Affiliates or Subcontractors, or any third party for [*] pursuant to this Section 9.5, except to the extent specifically set forth in the applicable Work Order to enable the performance of the Services.

10	INSURANCE

10.1Each of Client and PAREXEL shall bind and maintain, at its sole expense, with financially sound and reputable insurers, insurance coverage at the following minimum limits covering the conduct of its business during the term of this Agreement and any Work Order, and for a period of [*] following the termination of this Agreement or any Work Order (whichever is longer).  The limits below are in United States dollars and may be satisfied when in currencies other than United States dollars equivalent to the limits stated below:

(a)Commercial General Liability: [*] per occurrence and [*] in the aggregate.  Client hereby warrants that the policy includes clinical trials coverage and does not exclude coverage for any product or compound subject to any Project.

(b)If Client has marketed products: Product Liability [*] per occurrence (Client only)

(c)Errors and Omissions: [*] per claim and in the aggregate.  (PAREXEL only)

(d)Client and PAREXEL shall bind and maintain all other statutory insurance coverage as required by local laws in each country of operation.

10.2In addition, to the fullest extent required in any particular jurisdiction under Applicable Law, Client will maintain in full force and effect during the term of the applicable Work Order, insurance coverage for all subjects who have been enrolled into any Project and/or in whom Project-related procedures are undertaken as specified in the applicable Protocol, i.e., “clinical trial insurance”.  PAREXEL will inform Client of those jurisdictions involved in a Study where such additional insurance is required, if any.

10.3Unless otherwise set forth in the applicable Work Order, Client shall be responsible for insuring Study Materials provided by Client against loss or damage, except in the case of negligence or willful misconduct by PAREXEL, its Affiliates [*].

10.4Client and PAREXEL will, upon written request from the other party, provide certificates of insurance evidencing the above required coverage, and showing the expiration date of each such policy.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Geron Corporation / PAREXEL

11	AUDIT

11.1Subject to Section 11.2 below, during the term of this Agreement, upon reasonable written notice and at times mutually agreed upon by the parties during PAREXEL’s normal business hours, but no more frequently than [*] every [*] (except that one additional permitted “follow-on” audit (“Follow-on Audit”) shall be permitted at no additional cost in the event of material negative findings in the initial annual audit), Client may, without disruption to PAREXEL’s normal business operations, audit PAREXEL’s, its Affiliates’, [*] facilities used to perform the Services, including Project documentation and Pass-Through Expenses that relate directly to the Services.  As permitted by Applicable Law and related directly to Services, PAREXEL, its Affiliates, [*] will provide all information and records reasonably requested by Client to permit  Client to conduct the audit to Client’s reasonable satisfaction, including, without limitation, information and records related to PAREXEL’s and its Affiliates’ oversight and audits of its [*]; any material deficiencies or weaknesses identified with respect to [*] related to Services; any regulatory findings or citations, including, but not limited to, U.S. FDA Form 483 notices or observations; any refusal to file, rejection or warning letters, and the basis therefor; and any corrective action plans implemented as a result thereof.  Any such audit results shall be deemed Confidential Information of PAREXEL hereunder and will be subject to the confidentiality obligations set forth in this Agreement.  Client will make reasonable efforts to provide a written report detailing the results of such audit to PAREXEL within [*] after completion of the audit. If PAREXEL, its Affiliates, [*] receives any regulatory findings or citations, including but not limited to U.S. FDA Form 483 notices or observations; or any refusal to file, rejection or warning letters, or similar notices, affecting or relating to a Study or the Services and/or the facilities in which the Services are or were conducted, Client shall be entitled conduct a for-cause audit and inspection of PARAXEL, the applicable Affiliate [*].

11.2Notwithstanding anything to the contrary contained in this Agreement, no third party auditor used by Client to conduct an audit under this Agreement (“Third Party Auditor”) will be (a) a competitor of PAREXEL or any of its Affiliates, or (b) permitted to access or to examine any information, materials or facilities, until such Third Party Auditor has entered into a reasonable non-disclosure agreement with PAREXEL, containing terms and conditions acceptable to the Third Party Auditor and Client and customary in the industry.  Affiliates of Client shall not be considered Third Party Auditors.  If the audit is to be conducted by an Affiliate of Client, Client shall obligate such Affiliate to comply with confidentiality obligations with respect to such audit that are no less restrictive than the confidentiality obligations set forth in Section 8 of this Agreement, and shall be liable for any breach by its Affiliate of those obligations.  Client, its Affiliates, and its Third Party Auditors will have the right to conduct audits having the scope of, and according to the processes set forth in, Section 11.1; provided, however, Client, its Affiliates,  and Third Party Auditors will not be given access to the confidential information of any third party.

11.3PAREXEL will permit any Regulatory Authority to (a) inspect any of its facilities where the Services are performed; (b) monitor and/or audit the conduct of the Project; or (c) inspect, audit and/or copy any and all Project documents, source documents, work product and required licenses, certificates and accreditations.  PAREXEL shall, and shall cause its Affiliates, [*], and its and their employees to, cooperate with any of the foregoing activities and shall provide timely access to requested documentation and facilities.  PAREXEL will notify Client promptly if any Regulatory Authority conducts such an inspection related to Services, audit or visit, whether scheduled or unscheduled, of PAREXEL, its Affiliates, [*], and to the extent permitted by Applicable Law, Client will have the right to be present at the opening and closing meeting of any inspection, audit or visit by a Regulatory Authority that pertains to any Study or Services conducted by PAREXEL on behalf of Client.  PAREXEL will provide Client with [*] of any inspection, audit or visit by a Regulatory Authority that pertains to any Study or Services, and will promptly provide a detailed written summary of any such inspection, audit or visit related to a Study or the Services, including, without limitation any regulatory findings or citations such as  U.S. FDA Form 483 notices, and any refusal to file, rejection or warning letters, and the basis therefor, and any corrective actions to be implemented by PAREXEL in response

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Geron Corporation / PAREXEL

to such findings or citations.  Client will not bear any fees or costs incurred by PAREXEL for any inspections, audits or visits conducted by a Regulatory Authority, unless such inspection, audit or visit is conducted solely for the purpose of auditing Services conducted by PAREXEL on behalf of Client and no other client, in which case [*] in such fees or costs.

11.4PAREXEL Service fees and Pass-Through Expenses associated with audits performed by Client or on behalf of Client, except for Follow-on Audits, are considered outside the scope of Services, unless specifically defined otherwise in a Work Order.  Any Service fees or Pass-Through Expenses with respect to Client audits will be billed at reasonable hourly rates to be agreed upon in advance by PAREXEL and Client.

12	DEBARMENT

12.1PAREXEL represents that, consistent with Section 306(a) and Section 306(b) of the Federal Food, Drug and Cosmetic Act (21 U.S.C.  § 335a (a) and 335a (b)), neither it nor any of its Affiliates, nor its or its Affiliates’ employees engaged in the performance of Services, is debarred, sanctioned, excluded or otherwise ineligible to participate in a general healthcare program (collectively “Debarred” or “Debarment”) and PAREXEL will not knowingly hire any Debarred individual or entity to perform Services. If PAREXEL, any of its Affiliates, or Subcontractors, or PAREXEL’s, its Affiliates’ or Subcontractors’ employees or any individuals contracted thereby to perform Services, is Debarred or receives notice of an action or threat of action of Debarment, PAREXEL shall immediately notify Client.  The debarment of PAREXEL, its Affiliates, or Subcontractors, or PAREXEL, its Affiliates’ or Subcontractors’ employees or individuals retained thereby to perform Services remains in place for a period of [*] shall be deemed to be a material breach of this Agreement.

13	INDEMNIFICATION

13.1PAREXEL will defend, indemnify and hold harmless Client, its Affiliates and their respective directors, officers, and employees (“Client Indemnitees”) from and against all damages, liabilities, judgments, settlements, penalties, and costs and expenses (including without limitation, reasonable fees and disbursements of counsel and costs and expenses associated with subpoenas, document production and testimony) (collectively, “Costs”) incurred by Client Indemnitees arising out of or in connection with any third party (including without limitation, government agencies) claims, suits, actions, proceedings, investigations and/or demands (“Third Party Claims”) arising out of (a) the material breach of this Agreement or the applicable Work Order(s) by PAREXEL, its Affiliates or Subcontractors, and/or (b) any negligence or willful misconduct on the part of PAREXEL, its Affiliates or Subcontractors; provided, however, that PAREXEL shall have no obligation of indemnity hereunder with respect to any Third Party Claim to the extent Client is required to indemnify any PAREXEL Indemnitee (as defined below) for such Third Party Claim as set forth in Section 13.2 below.

13.2Client will defend, indemnify and hold harmless PAREXEL, its Affiliates, and their respective directors, officers, and employees (“PAREXEL Indemnitees”) from and against all Costs incurred by PAREXEL Indemnitees arising out of or in connection with any Third Party Claims arising out [*], (b) the material breach of this Agreement or the applicable Work Order(s) by Client, and/or (c) Client’s negligence and/or willful misconduct; provided, however, that Client shall have no obligation of indemnity hereunder with respect to any Third Party Claim to the extent PAREXEL is required to indemnify any Client Indemnitee for such Third Party Claim as set forth in Section 13.1 above.

13.3The party seeking indemnification for any Third Party Claim covered by this Section (“Covered Claim”) will promptly notify the indemnifying party in writing of such Covered Claim.  The indemnifying party will have sole control of the defense, settlement or compromise of the Covered Claim and the indemnified party will cooperate with the indemnifying party, at the indemnifying party’s expense, in the defense, settlement or compromise of the Covered Claim.  Neither party will settle any Covered Claim without the other party’s prior written consent, which consent will not be unreasonably

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Geron Corporation / PAREXEL

withheld, conditioned or delayed.  The failure of an indemnified party to promptly notify the indemnifying party of any Covered Claim will not relieve the indemnifying party of its obligations under this Section unless and to the extent the indemnifying party is materially prejudiced by such failure to provide notice.  If the indemnifying party fails to inform the indemnified party of its intent to assume responsibility for the defense of a Covered Claim within a reasonable time period, and in any event before any response or other action is required to be made by the indemnified party, the indemnified party shall have the right to assume such responsibility, at the indemnifying party’s expense.

13.4Notwithstanding anything to the contrary contained in this Agreement, if a conflict of interest exists between the parties with respect to the Third Party Claim, or if the assumption and conduct of the defense by the indemnifying party would adversely affect the indemnified party in any manner or prejudice its ability to conduct a successful defense, then the indemnified party may be separately represented with respect to such Third Party Claim by legal counsel reasonably acceptable to the indemnifying party and at the indemnifying party’s expense.

14	DISCLAIMER AND LIMITATION OF LIABILITY

14.1PAREXEL MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO [*].

14.2[*], the aggregate liability of each party and its Affiliates to the other party, regardless of the theory of liability, for any claim, breach or default under this Agreement, will be limited to [*] and, except as set forth in Section 3.2, shall not exceed [*].  In no event will either party or its Affiliates be liable for any lost profits, or for any special, incidental, punitive, exemplary, consequential or other indirect damages, regardless of whether a party has been advised of the possibility of such damages.  The aforementioned limitations shall not apply to the extent such limitations are prohibited by Applicable Law or in connection with either party’s indemnification obligations under this Agreement.

15	DELAYS

15.1PAREXEL’s performance under this Agreement or any Work Order may be contingent upon the performance of obligations by another party, including, but not limited to, Client itself, Client-Designated Vendors and other third parties who are not PAREXEL Affiliates or Subcontractors.  To the extent that PAREXEL is delayed or unable to perform its obligations under this Agreement or any Work Order as a result of a failure by Client, or a third party who is not an Affiliate or Subcontractor of PAREXEL, to perform its material obligations, such delay or failure to perform by PAREXEL, to the limited extent solely attributable to  such other party’s failure to perform, will not be deemed a breach by PAREXEL.  In that case, the parties to the Work Order will promptly cooperate in good faith to either update a CIS Log or negotiate and enter into a Change Order, as the case may be, pursuant to Section 2 above with respect to any required changes or additions to the description of Services, budget, estimated timelines, or payment schedule, or Client may terminate this Agreement or the applicable Work Order in accordance with Section 7.4.

15.2Neither party to this Agreement and/or any Work Order will be responsible for any default under this Agreement or such Work Order by reason of strikes, riots, wars, acts of terrorism, fire, acts of God, acts in compliance with any Applicable Law, or any other cause beyond its reasonable control, provided that the affected party shall promptly give notice thereof to the other party, and shall take commercially reasonable steps to overcome the effects of such event as soon as possible, and such party’s delay in performance shall be excused only for the period of delay caused by such event.

15.3If Client delays or suspends the Services to be provided for a period of [*] or longer and desires to maintain Key Personnel or other staff assigned to the Services, the parties to the Work Order will agree in writing that certain PAREXEL staff, including Key Personnel, will continue to be

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Geron Corporation / PAREXEL

assigned to perform such Services.  In such event, during the period of delay or suspension, Client will pay a monthly maintenance fee in an amount to be mutually agreed by the parties.  If such delay or suspension lasts [*], then the parties will seek to amend the respective Work Order on mutually agreed terms to accommodate such delay or suspension,  or either party will have the right to terminate the respective Work Order on [*] prior written notice.

16	PUBLICITY

16.1Except as permitted under Section 8 or as necessary to perform the Services hereunder (including without limitation for purposes of recruitment of Study subjects or registration of clinical trials), Client and PAREXEL agree that they will obtain the other party’s prior written approval before using each other’s name, symbols and/or marks in any form of publicity.

INDEPENDENT CONTRACTOR

17.1The relationship of the Client and PAREXEL to each other is that of independent contractors, and nothing contained herein will be construed to constitute, create, or in any way be interpreted as, a joint venture, partnership, or business organization of any kind.  Except as expressly provided for in this Agreement, under no circumstances will the employees or agents of one party be considered employees or agents of the other party.

18	NON-SOLICITATION

18.1During the term of this Agreement and for a period of [*] following any termination or expiration of this Agreement, [*] agrees, on behalf of itself and its Affiliates, not to solicit for employment, employ or otherwise retain any employee or consultant of the other party or its Affiliates providing (or who has provided) Services under any Work Order; provided that it will not be a violation of this Section if an employee or consultant of [*] responds to an indirect solicitation (e.g., advertisements in media of general circulation).

19	ASSIGNMENT

19.1Either Client or PAREXEL may assign this Agreement without the other party’s prior written consent to an Affiliate or a successor in interest by reason of merger, acquisition, partnership, license agreement or otherwise; provided that no assignment to a direct competitor of the other party will be permitted without such other party’s prior written consent; and further provided that the assigning party shall, [*].  Except as expressly permitted by this Agreement or the applicable Work Order(s), neither party will have the right to assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party, which consent will not be unreasonably withheld, conditioned or delayed.  Any attempt at assignment in violation of this Section shall be null and void.

20	DISPUTE RESOLUTION

20.1With the exception of any claim for equitable relief or a breach of Article 6 (Confidentiality and Privacy Compliance), if a dispute, claim or controversy arises between the parties relating to this Agreement or any Work Order or Exhibit hereto (a “Dispute”), the parties to this Agreement or such Work Order will promptly meet in the presence of at least one executive or corporate officer from each party, and attempt to resolve the Dispute in good faith.  All such efforts at resolution shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.  In the event the Dispute is not resolved through negotiation within [*] after said meeting, the parties will submit to confidential, non-binding mediation in accordance with the [*] then currently in effect.  Unless the parties agree otherwise, the mediator will be selected from the [*].  Each party will designate at least one corporate officer with full authority to resolve the dispute

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Geron Corporation / PAREXEL

who will attend and participate in the mediation.  If the Dispute is not resolved within [*] of the written request for mediation, there is no further obligation to mediate.

20.2If the Dispute remains unresolved [*] after the written request for mediation, the Dispute shall be submitted, at the request of either party, to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA Rules”) then currently in effect, by a sole arbitrator to be appointed jointly by the Parties.  If the parties cannot agree upon a sole arbitrator within [*] after commencement of the arbitration, the arbitrator shall be selected by the American Arbitration Association. Such arbitration shall be conducted in English at [*]. Judgment upon the award rendered by the arbitrator shall be binding and may be entered in any court having jurisdiction thereof.  The award shall be rendered in US currency.

21	GENERAL

21.1Notice.  Any notice or communication required or permitted hereunder shall be in writing and shall be deemed received (a) on the date received if delivered by a reputable international overnight delivery service, or (b) [*] after the date postmarked if sent by first class, registered or certified mail, with return receipt requested.  Notice given under this Section shall be sent to the parties at the following addresses (or such other address as the applicable party may provide by written notice):

To PAREXEL:

PAREXEL International (IRL) Limited

One Kilmainham Square

Inchicore Road

Kilmainham

Dublin 8, Ireland

ATTN: Legal Department

With copy to:

PAREXEL International

195 West Street

Waltham, MA 02451

U.S.A.

ATTN: [*]

To Client:

Geron Corporation

149 Commonwealth Drive

Menlo Park, CA 94025

ATTN: [*]

With a copy to:

Geron Corporation

149 Commonwealth Drive

Menlo Park, CA 94025

U.S.A.

ATTN: Legal Department

Email:  [*]

Failure to give notice in accordance with the terms set forth in this Section where notice in such form is expressly required by this Agreement shall result in such notice being deemed null and void.

21.2Entire Agreement.  This Agreement, including any Work Order(s) and attachments hereto, constitutes the entire understanding of Client and PAREXEL with respect to the subject matter hereof and supersedes and replaces all prior contracts, agreements, and understandings relating to the same subject matter, whether written or oral, including without limitation that certain (1) Letter of Agreement by and between Client and PAREXEL International LLC (“PAREXEL International”), an Affiliate of PAREXEL, dated August 1, 2018 (the “LOA”) and (2) Mutual Confidential Disclosure Agreement, by and between Client and PAREXEL International dated March 21, 2018 (the “CDA”). The parties acknowledge and agree that the terms and conditions of this Agreement will apply to all Services performed by PAREXEL under the LOA.  No waiver, consent, change or modification to this Agreement will be binding, unless in writing and signed by duly authorized representatives of PAREXEL and Client.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Geron Corporation / PAREXEL

21.3Severability.  If any term of this Agreement is declared unenforceable, then the unenforceability thereof will not affect the remaining terms of this Agreement.

21.4Waiver.  Failure to enforce any of the terms or conditions of this Agreement will not constitute a waiver of any such terms or conditions, then or in the future, or of any other terms or conditions.

21.5Governing Law and Forum; Compliance with Law.  This Agreement will be governed by and construed in accordance with the laws of the state of New York, U.S.A. without regard to its conflict of laws provisions.  Unless otherwise mutually agreed by the parties, Client and PAREXEL hereby consent to the exclusive jurisdiction of the courts located in New York, New York.  Client and PAREXEL shall comply with all Applicable Law relating to the Projects and Services.

21.6Good Faith.  Both parties shall act only in good faith in the performance of their respective obligations and the exercise of their respective rights under this Agreement.

21.7Survival.  The following Sections of this Agreement shall survive the expiration or termination of this Agreement: 5.6, 6, 7, 8, 9, 10 (with respect to tail coverage), 11.3, 13, 14, 16, 18, 20 and 21.1 and 21.5, as well as any other provision that, in order to give proper effect to its intent, should survive such expiration or termination.

21.8Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall together be deemed to constitute one agreement.  The parties agree that execution of this Agreement by industry standard electronic signature software and /or by exchanging PDF signatures shall have the same legal force and effect as the exchange of original signatures, and that in any proceeding arising under or relating to this Agreement, each party hereby waives any right to raise any defense or waiver based upon execution of this Agreement by means of such electronic signatures or maintenance of the executed agreement electronically.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement through their duly authorized representatives effective as of the Effective Date.

Geron Corporation		PAREXEL International (IRL) Limited
By:	/s/ Andrew J. Grethlein	By:	/s/ Maria King
Name:	Andrew J. Grethlein, Ph.D.	Name:	Maria King
Title:	Executive Vice President, Development and Technical Operations	Title:	Senior Director
Date:	30 Jan 2019	Date:	Jan 30, 2019

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ATTACHMENT A
FORM OF WORK ORDER

{24 pages omitted}

[*]

Attachment A: Work Order

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ATTACHMENT B
FORM OF CHANGE IN SCOPE LOG

Change In Scope Client Signature Page

	Protocol No.	0
	Client Name	0
	PAREXEL Project No.	0
	Project Manager	0
	CIS No.

Item#	Date Requested and Requestor	CIS Task description	Service Fee (Contract Currency)	Investigator Fees	Pass Through Costs	Date Approved	Client Signature / Title

Attachment B: CIS Log

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ATTACHMENT C
FORM OF CHANGE ORDER

Client Name:
Drug Name or Number:
Protocol Number:
PAREXEL Project Number:
Change Order Number:
Change Order Date:
PAREXEL Project Manager:

PAREXEL and Client signed a Work Order dated ______ [as amended].  The parties wish to amend said Work Order as applicable and hereby agree as follows:

1.The items listed on Change Log #_______, attached as Attachment 1 to this Change Order, dated  Date shall be incorporated in said Work Order

2.The total contract value changes as follows:

	Previous Contract Value	Change Order Value	New Contract Value
Service Fees
Estimated Investigator Fees
Estimated Pass-Through Expenses

3.The Payment Schedule shall be replaced in its entirety by the following Payment Schedule: / The following terms shall be added to the Payment Schedule:

No term or condition other than the above shall be amended by this Change Order.

[Insert Client Legal Name]	PAREXEL International (IRL) Limited
By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Attachment C: Change Order

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ATTACHMENT D
Additional Terms for CTSL Services

The parties hereto agree that in those cases where PAREXEL is to provide clinical trial supplies and logistics services (“CTSL Services”) to Client, the provision of such CTSL Services shall be governed (i) the applicable provisions of the Agreement; (ii) the additional provisions as set forth in this Attachment D; and (iii) the provisions set forth in an exhibit to the Work Order containing those details (as and if applicable) set forth in Exhibit D of the template Work Order.

1.	DEFINITIONS

The defined terms used in the Agreement apply to this Attachment D and in addition:

“Facility” means PAREXEL’s facility(ies) used for the storage and/or distribution of Study Materials, as further identified in the applicable Work Order.

“Manufacture/Manufacturing” means the processing or manufacturing of the Study Materials pursuant to such specifications as set out in the applicable Work Order.

“Package/Packaging” means the packaging and/or labelling of the Study Materials pursuant to such Specifications as set out in the applicable Work Order.

“Territory” means the countries set out in the applicable Work Order.

"Waste" means Pharmaceutical Waste as defined in Section 2.3 of the World Health Organization Handbook on Safe management of wastes from health-care activities (the “Handbook”).

2.	SERVICES

2.1.PAREXEL will provide to Client the CTSL Services set forth in the applicable Work Order, which shall include, but not be limited to: specific details of the CTSL Services to be provided; the Territory; the anticipated volume of Study Materials subject to the CTSL Services; and the applicable fees for the CTSL Services.  In the event of any conflict between the documents comprising this Agreement, the parties will seek to harmonize the applicable documents to reflect the intent of the parties, but otherwise this Attachment D, together with the applicable Work Order exhibit incorporating the details (as and if applicable) of Exhibit D of the template Work Order, shall take precedence in respect of the CTSL Services but the Agreement shall take precedence in respect of any other Service.

2.2.For the avoidance of doubt, as set forth in Section 3.1 and Article 9 of the MSA, all right, title and interest in and to all of Client’s Study Materials, whether in the possession of PAREXEL, its Affiliates, Subcontractors, Specialty Vendors or Client-Designated Vendors, shall at all times remain the sole property of Client. PAREXEL shall hold, and shall ensure that each of the foregoing entities holds, such Study Materials on a fiduciary basis as Client’s bailee. In particular, PAREXEL shall ensure that all the Study Materials are stored separately  and securely, and clearly distinguished from other stocks and supplies held by PAREXEL on behalf of itself or other customers. Unless required by Applicable Law to perform the CTSL Services hereunder, PAREXEL shall not destroy, deface or obscure any identifying mark or packaging on or relating to the Study Materials without Client’s prior written consent.

Attachment D: Additional Terms for CTSL Services

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.3.If PAREXEL has not performed agreed upon CTSL Services at all or has not performed any part of the agreed upon CTSL Services in accordance with the requirements set out in this Agreement or an applicable Work Order, Client shall notify PAREXEL in writing within [*] of becoming aware of the non-performance or the faulty performance (as the case may be) and, if PAREXEL becomes aware of such non-performance or faulty performance by PAREXEL, PAREXEL shall notify Client in writing within [*] thereof.   On receipt of such notification from or to Client, PAREXEL, may, [*]. Client may decline, in its sole discretion, to have PAREXEL [*], in which case the parties will [*].  If PAREXEL is in good faith unable to perform the CTSL Services, in whole or in part, for [*], if appropriate, any CTSL Services that were commenced. In the event of any of the foregoing circumstances, [*].  PAREXEL will effect such [*] within [*] of the termination of CTSL Services.

2.4.Where PAREXEL is acting as importer of record or exporter of record in connection with the CTSL Services, PAREXEL may use its preferred Subcontractors or Vendors and will reasonably consider, upon Client’s request, but shall not be obligated to use, Client-Designated Vendors.

2.5.In the event that Client requires that PAREXEL use a Client-Designated Vendor in connection with any CTSL Service,  and as a consequence, PAREXEL is required to qualify such Client-Designated Vendor, then Client will bear the commercially reasonable cost for the qualification by PAREXEL of such Client-Designated Vendor.

3.	DELIVERY, ACCEPTANCE AND STORAGE OF PRODUCTS

3.1.Unless otherwise specified in a Work Order, Client shall deliver Study Materials to the Facility or Study Site(s) mutually agreed by PAREXEL and Client, in accordance with the Incoterms (“Incoterms 2010”) as specified in the Work Order.  In the event the CTSL Services involve PAREXEL purchasing Study Materials on behalf of Client, PAREXEL shall be responsible for obtaining the delivery of such Study Materials to the relevant Facility in accordance with the Incoterms 2010 established between PAREXEL and the seller, and Client shall reimburse PAREXEL for the costs and the expense of such Study Materials and shipment. If PAREXEL purchases Study Materials, in no event shall Client be [*].

3.2.In the event PAREXEL purchases Study Materials on behalf of the Client, any transfer of legal and economic ownership of such Study Materials shall transfer to Client upon allocation of such Study Materials to a Project under the applicable Work Order.  Client shall retain all right, title and interest in and to Study Materials purchased by PAREXEL on behalf of Client, and except with respect to the responsibilities and obligations of PAREXEL set forth herein and in the applicable Work Order, responsibility for all costs, including applicable taxes and duties, and insurance associated with shipment of such items to the Facility shall be Client’s responsibility.   For the avoidance of doubt, with regards to the transfer of Study Materials to Client and any subsequent shipment of the Study Materials made in accordance with the Agreement and/or the applicable Work Order, Client shall (i) pay directly to the relevant tax authority, or (ii) reimburse PAREXEL for, any and all taxes and duties and insurance incurred in relation to such transfer of such Study Materials.

3.3.All deliveries of Study Materials by Client to PAREXEL shall be supported by delivery receipts or other documentation provided by Client indicating the following:

(a)	a complete and comprehensive description of the Study Materials and the quantity of such Study Materials;

Attachment D: Additional Terms for CTSL Services

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)

manufacturer information, customs value, applicable codes, quantities, batch numbers, and expiration dates of the Study Materials as well as identification of whether the Study Materials are classified as dangerous goods;

(c)

all other information, instructions and documents reasonably available to Client and necessary for PAREXEL to perform its CTSL Services with respect to the Study Materials under the applicable Work Order.

3.4.Client shall notify PAREXEL in writing prior to any delivery of Study Materials to PAREXEL’s Facility for storage. The written notice shall state the expected date and time at which the Study Materials will be delivered to PAREXEL’s Facility.

3.5.PAREXEL will visually inspect all Study Materials for damage or loss in transit, ascertain the quantities received, and if applicable, stop temperature monitoring devices, download readings and check the packaging of physical Study Materials against specifications in order to verify that the Study Materials appear to meet the requirements set forth in the applicable Work Order, and that no temperature excursions or other deviations have occurred in transit. In the event that any of the Study Materials do not appear to comply with the requirements or specifications, or appear to have experienced a temperature excursion or other deviation, PAREXEL shall promptly (but in no event more than [*]) notify Client in writing thereof and provide any other information reasonably requested by Client with respect to such Study Materials. Client will respond promptly (but in no event more than [*]) to PAREXEL with any questions regarding PAREXEL’s assessment, and PAREXEL will cooperate with Client’s requests for information and documents to enable Client to assess the status of the Study Materials.  If Client  concurs with PAREXEL’s conclusion that such Study Materials are non-compliant, Client will promptly provide instructions as to any follow-up measures to be taken in connection with any such non-compliant Study Materials.  If Client does not agree with PAREXEL’s conclusion, the parties will promptly use commercially reasonable efforts to resolve such disagreement, commencing with efforts by the Executive Committee. If the Executive Committee is unsuccessful in resolving the disagreement as to whether a particular Study Material complies with the requirements set forth in the applicable Work Order, the dispute resolution provisions set forth  Article 20 of this Agreement will apply.

3.6.PAREXEL acknowledges that some Study Materials may subsequently be sent to designated Sites for the performance of a Study.   Unless otherwise stated in the applicable Work Order, at such time as requested by Client, PAREXEL shall ship the Study Materials as designated by Client in writing to the relevant location, and such shipment of the Study Materials shall be in accordance with Applicable Laws and this Agreement. The method of transport for shipments shall be determined and agreed to by the parties in an exhibit to the applicable Work Order incorporating the provisions (if and as applicable) of Exhibit D in the template Work Order. PAREXEL shall ensure that the Study Materials are properly prepared for shipment and delivered in a timely manner.

Attachment D: Additional Terms for CTSL Services

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.7.During the term of the applicable Work Order, PAREXEL shall:

(a)

keep all Study Materials properly and securely stored against loss, damage or theft at its Facility in accordance with Applicable Laws and cGXPs and the conditions specified in the Work Order and as otherwise required by this Agreement and instructed by Client in the applicable Work Order;

(b)	maintain accurate inventory and tracking records with respect to all Study Materials;
(c)	be responsible for all the costs associated with maintaining and occupying the Facility;
(d)

if required by the Work Order, collect Study Materials from Sites and return them to the Facility or other facility as may be advised in writing by Client, for storage until a written request is received from Client for their (a) subsequent destruction as Waste as per Section 4.1 of this Attachment D, (b) return to Client or (c) delivery to Client’s agent; and

(e)

comply with Applicable Laws and all specifications with respect to such Study Materials and production thereof stated in the Work Order to the extent that the CTSL Services include processing, Manufacturing, Packaging, storing, delivering, transferring or distributing Study Materials.

4.	PRODUCT SECURITY

4.1.Waste.  To the extent the CTSL Services include the handling or disposal of Waste as set out in the applicable Work Order, the following shall apply:

(a)

Waste shall be destroyed by PAREXEL within a reasonable time (without jeopardizing the CTSL Services) and in accordance with Applicable Law, the terms of the Work Order and the instructions of Client. Until destruction has taken place, the Waste shall be stored and handled in a manner designed to prevent unauthorized access and possible misuse. If Client requires certain security measures to be taken with respect to Waste, they shall be discussed in advance and agreed to in the Work Order.

(b)	All records and certificates concerning Waste shall be kept for a period of at least [*] (or longer if requested by Client and at Client’s expense) and made available to Client upon request.
(c)

If PAREXEL requests, in writing, from Client direction with respect to disposal of any inventories of Study Materials, and PAREXEL is unable to obtain a response from Client within a reasonable time period after making reasonable efforts to do so in accordance with the terms of the Agreement (such period not less than [*] after notice from PAREXEL), then PAREXEL shall be entitled in its sole discretion to (i) dispose of all such items in accordance with Applicable Law and guidance, including the Handbook, and (ii) offset all expenses incurred by and due to PAREXEL or any of its Affiliates from Client against any credits Client may hold with PAREXEL or any of its Affiliates. PAREXEL has the right, but not the obligation, to destroy all expired or obsolete Study Materials after giving written notice to Client of PAREXEL’s intention to do so, if PAREXEL is unable to obtain a response from Client within a reasonable time period (not less than [*] after such written notice) after making reasonable efforts to do so in accordance with the terms of the Agreement.

Attachment D: Additional Terms for CTSL Services

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.2.Security.

(a)

During the term of the applicable Work Order, PAREXEL shall employ all reasonable and necessary security measures and policies to safeguard the integrity, accessibility and confidentiality of the Study Materials and establish and maintain all necessary disaster and emergency recovery plans so as to avoid any disruption to the CTSL Services.  Upon Client’s reasonable request, PAREXEL will provide Client with copies of all relevant documentation of its security measures and policies as well as disaster and emergency recovery and response plans, including any material updates thereto, and will address in good faith any requests by Client for additional information.

(b)

PAREXEL may only deliver the Study Materials to such persons who are authorized to receive the relevant Study Materials, as designated in writing by Client.  PAREXEL may, however, transfer Study Materials to and among its Affiliates (including its depots), and to its Subcontractors and Specialty Vendors (if any) performing CTSL Services, to facilitate the CTSL Services and delivery of Study Materials to their ultimate destination as set forth in the applicable Work Order provided that PAREXEL provides Client with its written plan for such transfer to any Facility.  During the term of the applicable Work Order, PAREXEL will maintain insurance coverage adequate to protect against loss or damage to Study Materials arising from negligence or willful misconduct by PAREXEL, its Affiliates or any Subcontractor or Specialty Vendor.

4.3.Rejected and Returned Study Materials.

(c)

Any Study Materials that PAREXEL is considering rejecting on the basis of non-compliance with the requirements of the Applicable Work Order, and any rejected, surplus, obsolete or out of date Study Materials or those returned to PAREXEL shall be appropriately identified and kept physically separate in quarantine in a dedicated area, so as to avoid confusion with other goods and prevent the Study Materials being sent to any other person.  At Client’s request, such Study Materials shall be returned to Client or Client’s designee.

(d)

Where PAREXEL has any doubt about the compliance of Study Materials with the requirements set forth in the applicable Work Order, the parties will adhere to the process set forth in Section 3.5 to establish the compliance or non-compliance of the Study Materials.  Obsolete or expired Study Materials shall, if not returned to Client or Client’s designee by PAREXEL pursuant to Client’s request, be destroyed by PAREXEL in accordance with this Agreement and Applicable Law in such way that eliminates the possibility of re-use, documents the destruction, and shall be kept in a secure manner until they have been destroyed.

(e)

PAREXEL shall have in place and comply with a system that meets the requirements of Applicable Laws and including a written procedure to recall promptly and effectively Study Materials known or suspected to be defective, with a designated person(s) responsible for recalls. PAREXEL shall cooperate with Client in conducting any recall, and Client shall provide PAREXEL with written authorization to recall any Study Material. In the event of a recall, PAREXEL shall ensure that all recalled Study Materials at a PAREXEL-controlled site, or supplied by a Facility, are reconciled and shall provide Client with all requested information regarding the storage and warehousing of recalled Study Materials.  PAREXEL shall ensure that recalled Study Materials under PAREXEL’s control (including the control of its Affiliates and Subcontractors), are secured and are

Attachment D: Additional Terms for CTSL Services

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

subsequently destroyed if required or otherwise handled in accordance with this Agreement and Client’s instructions.
5.	PAYMENTS

5.1.In addition to all of the payments otherwise required under this Agreement, exclusive of any taxes imposed upon PAREXEL’s net income, Client shall pay any and all taxes, duties, or excises, including but not limited to those taxes, duties or excises imposed upon (a) the CTSL Services, (b) the Study Materials or their Manufacture, Packaging, testing, production, storage, inventory, sale, distribution, import/export, transportation, delivery, use, or consumption, and (c) any payments made by PAREXEL hereunder to any Regulatory Authority, including without limitation any sales, use, service, value-added, withholding or similar taxes without any mark-up.  PAREXEL will reasonably cooperate with requests by Client to provide information or documents within PAREXEL’s control, at Client’s expense, to enable to Client to recover Taxes related to the Services provided under a Work Order to the extent permitted by law.

6.	TERM AND TERMINATION

6.1.Within [*] of termination of or expiration of the applicable Work Order, PAREXEL shall, as requested by Client, destroy, return to or transport to a location designated by Client all Study Materials. Any Study Materials returned or destroyed due to the expiration or termination of the applicable Work Order or at Client’s express request shall be returned or destroyed at Client’s cost and expense, unless termination was due to PAREXEL’s default.

7.	REPRESENTATIONS AND WARRANTIES

7.1.Client represents and warrants to PAREXEL that as of the commencement of CTSL Services under the applicable Work Order:

(a)

Prior to delivery, it has, [*], provided to PAREXEL, all safe handling instructions, health and environmental information and Material Safety Data Sheets of Client applicable to the Investigational Product as well as to any Study Materials [*];

(b)

It has produced, or had produced on its behalf, the Investigational Product in compliance with all Applicable Laws, and  the Investigational Product shall comply with all applicable specifications, and shall not be adulterated, misbranded or mislabeled within the meaning of any Applicable Law prior to delivery to PAREXEL; and

(c)

[*], it has provided accurate and complete information for all Study Materials to facilitate import/export activities, including but not limited to product description, customs values, manufacturer information and other applicable information provided by Client  (collectively, “Trade Compliance Information”) to facilitate import/export activities that will be conducted by PAREXEL pursuant to this Agreement and the applicable Work Order.  Client acknowledges and agrees that PAREXEL will rely on such Trade Compliance Information in its communications with Regulatory Authorities.

Attachment D: Additional Terms for CTSL Services

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ATTACHMENT E
DATA PRIVACY ADDENDUM

This Data Privacy Addendum (the “Addendum”) forms part of the Master Service Agreement entered on January 30, 2019 (the “MSA”) by and between Geron Corporation (“Geron”), a Delaware corporation with a principal place of business at 149 Commonwealth Drive, Menlo Park, CA 94025, United States, acting on its own behalf and as agent for any Geron Affiliate, and PAREXEL International (IRL) Limited (“PAREXEL”), a corporation organized under the laws of Ireland with a registered address at 70 Sir John Rogerson’s Quay, Dublin 2, Ireland.

If the provisions of this Addendum and the MSA conflict, then the provisions of this Addendum shall control with respect to the personal data protection matters addressed herein.  Capitalized terms not otherwise defined herein shall have the meaning given to them in the MSA.

1.Definitions

In this Addendum, the following terms shall have the meanings set out below and cognate terms shall be construed accordingly:

1.1“Affiliate” means, with respect to a party, an entity that owns or controls, is owned or controlled by or is or under common control or ownership with such party, where control is defined as the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.

1.2“Contracted Processor” means PAREXEL, a PAREXEL Affiliate, or a Sub-Processor;

1.3“Data Protection Laws” means all applicable laws (including decisions and guidance by relevant Supervisory Authorities) and regulations relating to data protection, the Processing of personal data and privacy applicable to PAREXEL and Geron in respect of the Processing of Subject Personal Data under the MSA and any Work Order, including the GDPR and any other laws and regulations of the European Union, the EEA and their member states relating to data protection.

1.4“Data Subject Request” means a data subject's request to exercise that person’s rights under applicable law in respect of that person’s personal data, including, without limitation, the right to access, correct, amend, transfer, obtain a copy of, object to the Processing of, restrict the Processing of or delete such personal data.

1.5“EEA” means the European Economic Area;

1.6“EU” means the European Union;

1.7“GDPR” means Regulation 2016/679 of the European Parliament and of the Council on the protection of natural persons with regard to the processing of Personal Data and on the free movement of such data, and references to “Controller”, “Data Subjects”, “Processor”, “Process”, “Processed” and “Processing” and “Supervisory Authority” shall have the meanings set out in, and will be interpreted in accordance with GDPR and any data protection legislation in a member country introduced to adopt, clarify and/or supplement GDPR from that date.

Attachment E: Data Privacy Addendum

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.8 “Personal Data” means any information relating to an identified or identifiable natural person; an identifiable natural person is one who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person;

1.9“Privacy Shield” means, collectively, the EU-U.S. Privacy Shield Framework and Swiss-U.S. Privacy Shield Framework self-certification programs operated by the U.S. Department of Commerce and approved by the European Commission pursuant to Decision C (2016)4176 dated July 12, 2016 and by the Swiss Federal Council on January 11, 2017 respectively.

1.10“Regulator” means any regulatory, governmental or supervisory authority, including, without limitation, any European Supervisory Authority, with authority over all or any part of (a) the provision or receipt of the Services, (b) the Processing of personal data in connection with the Services or (c) a Contracted Processor’s business or personnel relating to the Services.

1.11“Restricted Transfer” means:

1.11.1a transfer of Subject Personal Data from Geron to a Contracted Processor, or by a Contracted Processor to Geron; or

1.11.2an onward transfer of Subject Personal Data from a Contracted Processor to a Contracted Processor, or between two establishments of a Contracted Processor, in each case, where such transfer would be prohibited by Data Protection Laws (or by the terms of data transfer agreements put in place to address the data transfer restrictions of Data Protection Laws) in the absence of a legally accepted transfer mechanism covered in Chapter V of the GDPR;

1.12“Security Incident” means any Contracted Processors’ personal data breach (as defined in GDPR) or other incident that has resulted, in any accidental, unauthorized or unlawful destruction, loss, alteration, disclosure of, access to or encryption of personal data.

1.13“Services” means the services and other activities to be supplied to Geron  by PAREXEL or by a Contracted Processor on behalf of PAREXEL, pursuant to the MSA;

1.14“Standard Contractual Clauses” or “SCC” means the EU standard contractual clauses for Data Processors established in countries pursuant to the European Commission Decision (2010/87/EC) under the EU Directive (95/46/EC) for the transfer of personal data from an EEA established controller to processors established in third countries which do not ensure an adequate level of data protection, as set out in Schedule 2 or as may be updated or replaced from time to time.

1.15“Subject Personal Data” means any Personal Data provided to a Contracted Processor by or on behalf of Geron in connection with the Services, or that is acquired, collected, generated or otherwise Processed by a Contracted Processor on behalf of Geron pursuant to or in connection with the MSA or any applicable Work Order;

1.16“Sub-Processor” means any person or entity (including any third party and any PAREXEL Affiliate or Subcontractor) contracted with PAREXEL, or with any PAREXEL Affiliate, to perform Services involving the Processing of Subject Personal Data on behalf of Geron in connection with the MSA or any applicable Work Order; and

Attachment E: Data Privacy Addendum

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.17The word “include” shall be construed to mean include without limitation, and cognate terms shall be Processing of Personal Data.

2.Roles of the Parties. The parties acknowledge and agree that with regard to the Processing of Personal Data to provide Services in connection with the MSA and any applicable Work Order, Geron (and its Affiliates, where applicable) is the Controller, PAREXEL (and its Affiliates, where applicable) are the Processors and that PAREXEL or its Affiliates may engage Sub-Processors pursuant to the requirements set forth in Section 6 “Sub-Processors” below.

Processing of Subject Personal Data.

3.1Each Contracted Processor shall comply with all applicable Data Protection Laws in the Processing of Subject Personal Data; shall treat Subject Personal Data as Confidential Information in accordance with the terms of the MSA and shall only Process Subject Personal Data on behalf of Geron, and in accordance with Geron’s documented instructions for the following purposes: (i) Processing in accordance with the MSA and applicable Work Order and (ii) Processing to comply with other documented reasonable instructions provided by Geron (e.g., via email) where such instructions are consistent with the terms of the MSA and/or the applicable Work Order. Contracted Processors shall not perform Services in a manner that causes Geron to violate Data Protection Laws.

3.2PAREXEL and its Affiliates shall notify Geron in writing [*] if they believe that any instruction given by Geron infringes Data Protection Laws.

3.3Contracted Processors will maintain reasonably detailed records of all Processing activities.

3.4Other than as expressly permitted by the MSA or required by law, no Contracted Processor shall disclose personal data to any third parties without Geron’s prior consent.

4.Details of the Processing. The subject-matter of Processing of Subject Personal Data by PAREXEL is the performance of the Services pursuant to the MSA and the applicable Work Order. The duration of the Processing, the nature and purpose of the Processing, the types of Subject Personal Data and categories of Data Subjects Processed, as well as the location of the Processing performed under this Addendum are further specified in respective Work Orders with an attachment similar to Schedule 1 (Details of Processing Activities) attached to this Addendum.

5.Rights of Data Subjects.

5.1Data Subject Requests. PAREXEL or its Affiliates (if applicable) shall promptly (in any event without undue delay) notify Geron if any Contracted Processor receives a request from a Data Subject to exercise the Data Subject's right of access, right to rectification, restriction of Processing, erasure (“right to be forgotten”), data portability, object to the Processing, or its right not to be subject to an automated individual decision making, each such request being a “Data Subject Request”.  No Contracted Processor shall respond to such a request except on the documented written instruction of Geron or the relevant Geron Affiliate or as required by Applicable Laws or Regulator, in which case PAREXEL or its Affiliate shall inform Geron of that legal requirement before any Contracted Processor responds to the request.  In addition, PAREXEL and its Affiliates shall, and shall cause any Sub-processors to, upon Geron’s request provide such reasonable cooperation and assistance, and take such action as Geron may reasonably request (including assistance by appropriate technical and organizational measures) to allow Geron to fulfill its obligations to Data Subjects or under Data Protection Laws, in respect of such requests or complaints, including, without limitation, meeting any deadlines imposed by such obligations.   To the extent legally

Attachment E: Data Privacy Addendum

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

permitted, Geron shall be responsible for any reasonable costs arising from PAREXEL’s provision of such assistance.

6.	Processor Personnel.

6.1Confidentiality. PAREXEL and each PAREXEL Affiliate shall ensure that all personnel of any Contracted Processor engaged in the Processing of Subject Personal Data are informed of the confidential nature of the Subject Personal Data, have received appropriate training on their responsibilities and have executed written confidentiality agreements or are subject to professional or statutory obligations of confidentiality, and that such confidentiality obligations survive the termination of the personnel engagement.

6.2Reliability. PAREXEL shall take commercially reasonable steps to ensure the reliability of any Contracted Processor personnel engaged in the Processing of Subject Personal Data.

6.3Limitation of Access. PAREXEL and its Affiliates shall ensure that access to Subject Personal Data is limited to those personnel performing Services who need to know/access the relevant Subject Personal Data, strictly as necessary for the purposes of and in accordance with the MSA or the applicable Work Order.

6.4Data Protection Officer. PAREXEL and its Affiliates have appointed a data protection officer. The appointed person may be reached at: Mr. Uwe Fiedler, Chief Privacy Officer & VP, Data Protection & Privacy; Business phone: [*].

7.	Sub-Processors.

7.1Contracting with Sub-Processors. Geron acknowledges and agrees that, subject to the provisions set forth herein: (a) PAREXEL’s Affiliates may be retained as Sub-Processors to perform PAREXEL’s obligations to perform Services under the MSA and applicable Work Orders; and (b) PAREXEL and PAREXEL’s Affiliates respectively may contract with third-party Sub-Processors to perform PAREXEL’s obligations to perform Services under the MSA and applicable Work Orders. PAREXEL or a PAREXEL Affiliate shall enter into a written agreement with each Sub-Processor containing data protection obligations not less protective than those in this Addendum with respect to the protection of Subject Personal Data to the extent applicable to the nature of the Services provided by such Sub-Processor.

7.2List of Current Sub-Processors.  Each Work Order will identify any Sub-Processors to be used in connection with the Services provided therein. Without limitation to the terms and conditions of the MSA granting Geron the right to [*], and subject further to Sections 7.4 and 7.5 below, PAREXEL and its Affiliates may continue to use those Sub-Processors set forth in a Work Order and such Sub-Processors shall be deemed approved upon execution of the Work Order .

7.3Notification/Objection Right for New Sub-Processors.  PAREXEL shall give Geron [*] prior written notice of the desire to contractually engage any new Sub-Processor, including full details of the Processing to be undertaken by the Sub-Processor.  Geron may object to PAREXEL’s use of a new Sub-Processor by notifying PAREXEL promptly in writing within [*] after receipt of PAREXEL’s notice. In the event Geron objects to a new Sub-Processor, as permitted in the preceding sentence, PAREXEL will work with Geron in good faith to provide the Services which avoids the use of that proposed Sub-Processor without unreasonably burdening Geron, or PAREXEL may propose another new Sub-Processor in accordance with this provision.  If PAREXEL is unable to make available such change within a reasonable

Attachment E: Data Privacy Addendum

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

period of time, which shall not exceed [*] after PAREXEL’s receipt of Geron’s objection notice, Geron may, notwithstanding anything to the contrary in the MSA or the applicable Work Order, [*] with respect to those Services which cannot be provided by PAREXEL without the use of the objected-to new Sub-Processor, or in its entirety if the Work Order cannot be performed without such Services, [*] (other than fees due and owing) to PAREXEL or its Affiliate for Services performed [*], by providing written notice to PAREXEL. PAREXEL will refund Geron any prepaid fees covering the remainder of the term of such Work Order following the [*].

7.4With respect to each and every Sub-Processor, PAREXEL, or the relevant PAREXEL Affiliates shall:

7.4.1before the Sub-Processor first Processes Subject Personal Data, carry out adequate due diligence to ensure that the Sub-Processor is capable of providing the level of protection for Subject Personal Data required by this Addendum;

7.4.2ensure that the arrangement between on the one hand (a) PAREXEL., or (b) the relevant PAREXEL Affiliate, and on the other hand, the Sub-Processor, is governed by a written contract including terms which offer at least the same level of protection for Subject Personal Data as those set out in this Addendum and which meet the requirements of Article 28(3) of the GDPR;

7.4.3if that arrangement involves a Restricted Transfer, ensure that PAREXEL’s or its Affiliate’s Privacy Shield applies.

7.5Liability. PAREXEL and its Affiliates shall be [*] for the acts and omissions of any Sub-Processor to the [*] were performed by PAREXEL or its Affiliates.

8.	Security.

8.1Controls for the Protection of Subject Personal Data. PAREXEL (and its Affiliates and approved Sub-Processors) shall maintain and monitor appropriate technical and organizational measures for protection of the security (including protection against unauthorized or unlawful Processing and against accidental or unlawful destruction, loss or alteration or damage, unauthorized disclosure of, or access to, Subject Personal Data), confidentiality and integrity of Subject Personal Data, to ensure a level of security appropriate to that risk, including, as appropriate, access control to systems, access control to data, disclosure control, input control, job control, availability control, and segregation control.  PAREXEL shall not (and shall require that its Affiliates and approved Sub-Processors do not) materially decrease the overall security given to Subject Personal Data at any time during the performance of the Services. Without limiting the generality of the foregoing, PAREXEL and its Affiliates shall comply, and shall require any Sub-Processors to comply with the requirements set out in Attachment 2 (Security Terms), including its obligation to notify Geron of any Security Incident.

8.2Audits. Subject to Section 11 (“Audit”) of the MSA and upon Geron’s written request at reasonable intervals, and subject to the confidentiality obligations set forth in the MSA, PAREXEL and its Affiliates and any Sub-Processors providing Services) shall make available to Geron all information necessary to demonstrate compliance with this Addendum, and shall allow for audits, including inspections, by Geron (or Geron’s authorized independent, third-party auditor which is not a competitor of PAREXEL and has executed proper confidentiality agreement before audits) in relation to the Processing of the Subject

Attachment E: Data Privacy Addendum

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Personal Data by the Contracted Process. Geron and its authorized third party auditors shall treat such information as confidential, and Contracted Processor may redact information that explicitly identifies any other Contracted Processor customer in order to preserve its confidentiality obligation to any such customer.

9.	Security Incident Management and Notification.

PAREXEL shall notify Geron without undue delay of when PAREXEL, its Affiliate or Sub-Processor becomes aware of any Security Incident, and further, shall provide Geron with sufficient information to allow Geron to meet any statutory obligations to report or inform Data Subjects and/or Regulators of the Security Incident under the Data Protection Laws.  The notification of the Security Incident to Geron shall be by e-mail to the email address(es) identified by Geron within the MSA or the applicable Work Order. Such notification shall include, where possible, the categories and approximate number of Data Subjects concerned, and approximate number of personal data records concerned, the likely consequences of the Security Incident, and the proposed corrective action taken by PAREXEL, its Affiliates or Sub-Processors.  PAREXEL (and its Affiliates and Sub-Processors, as applicable) shall co-operate with Geron and take such reasonable commercial steps as are directed by Geron to assist in the investigation, mitigation and remediation of each such Security Incident.

10.	Return and Deletion of Subject Personal Data.

10.1	Intentionally Omitted.

10.2Geron may by written notice to PAREXEL, within [*] of the Cessation Date require PAREXEL, and each PAREXEL Affiliate (and Sub-Processor, as applicable) to (a) return a complete copy of all Subject Personal Data to Geron by secure file transfer in such format as is reasonably notified by Geron to PAREXEL; and (b) delete and procure the deletion of all other copies of Subject Personal Data Processed by any Contracted Processor.  PAREXEL, and each PAREXEL Affiliate shall comply with any such written request within [*] of receipt of such notice, to the extent allowed by applicable Data Protection Laws.  Each Contracted Processor may retain Subject Personal Data to the extent required by applicable Data Protection Laws and only to the extent and for such period as required by applicable Data Protection Laws and always provided that PAREXEL, and each PAREXEL Affiliate shall ensure the confidentiality of all such Subject Personal Data and shall ensure that such Subject Personal Data is only Processed as necessary for the purpose(s) specified in the Applicable Laws requiring its storage and for no other purpose.

11.	Co-operation with Regulators and Conduct of Claims

11.1PAREXEL and its Affiliates shall, and shall cause any approved Sub-Processors to, promptly and to the extent permitted by Applicable Law, notify Geron without undue delay upon receipt of any inquiry or request from a Regulator that any Contracted Processor receives which relates to the Processing of Subject Personal Data, the provision or receipt of the Services or either party's obligations under the MSA, any Work Order or this Addendum, unless prohibited from doing so by Applicable Law or by the Regulator.  If any Contracted Processor or Geron receives such an inquiry or request from a Regulator, PAREXEL and its Affiliates (and any Sub-Processors, as applicable) shall promptly without undue delay provide Geron with such information as Geron may reasonably request to satisfy such inquiry or request.

11.2Unless Geron notifies PAREXEL or its Affiliate (or an approved Sub-Processor, as applicable) that they will be responsible for handling a particular communication or correspondence with a Regulator or a Regulator requests in writing to engage directly with PAREXEL or its Affiliate (or approved

Attachment E: Data Privacy Addendum

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Sub-Processor, as applicable), Geron will handle all communications and correspondence relating to Subject Personal Data or the Services.

11.3Geron shall have the right, at its sole discretion, to assume control of the defense and settlement of any governmental or regulatory proceeding or third-party claim that relates to the Processing of personal data, including claims against PAREXEL or its Affiliate (or approved Sub-Processor, as applicable), provided that Geron shall not enter into any compromise or settlement of such claim or compromise any such claim without the prior written consent of the Contracted Processor, which consent shall not be unreasonably withheld or delayed. Geron’s exercise of such right under this clause 11.3 shall (a) not be construed to require Geron to bear the costs of such defense and settlement and (b) be without prejudice to its contractual, legal, equitable or other rights to seek recovery of such costs.

11.4Where a Contracted Processor interacts directly with a Regulator in accordance with clause 11.2, it shall do so in an open and co-operative way at mutually agreed expense and in consultation with Geron.  With respect to such interaction with a Regulator, such Contracted Processor shall (and shall cause its Personnel and any Sub-contractors to):

11.4.1make itself readily available for meetings with the Regulator as reasonably requested;

11.4.2subject to clause 11.4.3 below, answer the Regulator’s questions truthfully, fully and promptly; and provide the Regulator with such information and co-operation as the Regulator may require; and

11.4.3where permitted by law, notify Geron of any Regulator’s request for information relating to Geron or the personal data Processed by Contracted Processors and before disclosing such requested information, co-operate with Geron’s efforts to prevent the disclosure of, or obtain protective treatment for, such information, and comply with Geron’s reasonable instructions regarding the response to such request.

11.5Data Protection Impact Assessment.  Prior to processing, if Geron reasonably believes that a Data Protection Impact Assessment per GDPR Article 35, and/or a Prior Consultation per GDPR Article 36 is/are necessary before processing, or Geron is required by Supervisory Authority to perform either one or both, Geron shall immediately notify PAREXEL in writing. Geron and PAREXEL shall discuss in good faith and reach agreement in respective Work Orders about reasonable service scope of such cooperation and its corresponding costs before processing.  According to the WO, PAREXEL shall provide reasonable cooperation and assistance to Geron with any data protection impact assessments, and consultations with Regulators or other competent data privacy authorities, which Geron reasonably considers to be required of Geron by Article 35 or 36 of the GDPR or equivalent provisions of any other Data Protection Law.

12.	Transfers Outside of the EEA.

12.1Restrictions on Transfer.   PAREXEL and its Affiliates (and any approved Sub-Processor, as applicable) shall not permit Subject Personal Data to be Processed outside the United States or EEA without Geron’s prior written consent.  PAREXEL and its Affiliates (and any approved Sub-Processor, as applicable) shall ensure that any processing of Subject Personal Data outside the United States or the EEA to which Geron consents complies with Section 12.2.

13.Indemnity.  The terms and conditions of Article 13 of the MSA will apply to indemnification hereunder.

14.Liability.   The terms and conditions of Section 14.2 of the MSA will apply to limitations of liability hereunder.

Attachment E: Data Privacy Addendum

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.Term and Termination.

15.1Any breach by a Contracted Processors of this Addendum shall be deemed a [*] of the MSA.

15.2Upon any termination or expiration of the MSA, PAREXEL, its Affiliates, and any approved Sub-Processors shall cease all operation on Subject Personal Data and shall, at Geron’s written direction, return or delete and procure the deletion, of all copies of Subject Personal Data.

15.3The obligations of PAREXEL, its Affiliates and any approved Sub-Processors under this Addendum shall expressly survive termination or expiration of the MSA, for so long as PAREXEL Processes Subject Personal Data.

16.	General Terms

16.1Governing Law and Jurisdiction. The parties to this Addendum hereby submit to the choice of jurisdiction stipulated in the MSA with respect to any disputes or claims howsoever arising under this Addendum, including disputes regarding its existence, validity or termination or the consequences of its nullity; and this Addendum and all non-contractual or other obligations arising out of or in connection with it are governed by the laws of the country or territory stipulated for this purpose in the MSA.

16.2Order of Precedence. Nothing in this Addendum reduces PAREXEL’s or any PAREXEL Affiliate’s obligations under the MSA in relation to the protection of Subject Personal Data or permits PAREXEL, or any PAREXEL Affiliate to Process (or permit the Processing of) Subject Personal Data in a manner which is prohibited by the MSA.  Subject to the foregoing, with regard to the subject matter of this Addendum, in the event of inconsistencies between the provisions of this Addendum and any other agreements between the parties, including the MSA and including (except where explicitly agreed otherwise in writing, signed on behalf of the parties) agreements entered into or purported to be entered into after the date of this Addendum, the provisions of this Addendum shall prevail.

16.3	Changes in Data Protection Laws.

16.3.1PAREXEL may, with at least [*] written notice to Geron, from time to time make any variations to the Standard Contractual Clauses, as they apply to Restricted Transfers which are subject to a particular Data Protection Law, which are required, as a result of any change in, or decision of a competent authority under, that Data Protection Law, to allow those Restricted Transfers to be made (or continue to be made) without breach of that Data Protection Law; and

16.3.2Either Geron or PAREXEL may propose any other variations to this Addendum which such party reasonably considers to be necessary to address the requirements of any Data Protection Law.

Severance.  Should any provision of this Addendum be invalid or unenforceable, then the remainder of this Addendum shall remain valid and in force. The invalid or unenforceable provision shall be either (i) amended as necessary to ensure its validity and enforceability, while preserving the parties’ intentions as closely as possible or, if this is not possible, (ii) construed in a manner as if the invalid or unenforceable part had never been contained therein.

Attachment E: Data Privacy Addendum

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.